UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
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Hibbett Sports, Inc.
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______________________________

Notice of Annual Meeting
and
Proxy Statement

______________________________

2019 Annual Meeting of Stockholders
Thursday, May 23, 2019 at 11:00 a.m. CDT

Location: The Company’s Corporate Offices
2700 Milan Court, Birmingham, AL 35211

HIBBETT SPORTS® 2019 Proxy Statement

HIBBETT SPORTS, INC.
2700 Milan Court
Birmingham, Alabama 35211

April 23, 2019

Dear Stockholder:

On behalf of the Board of Directors and the management of Hibbett Sports, Inc., it is my pleasure to invite you to attend the 2019 Annual Meeting of Stockholders that will be held at the corporate offices of Hibbett Sports, Inc. in Birmingham, Alabama on Thursday, May 23, 2019, at 11:00 A.M., local time.

The following pages contain the Notice of Annual Meeting of Stockholders and Proxy Statement, which describes the specific business to be considered and voted upon at the Annual Meeting.  Whether or not you plan to attend the Annual meeting in person, I strongly encourage you to vote as soon as possible to ensure that your shares are represented at the meeting.  The accompanying Proxy Statement explains more about voting.

Thank you for your continued support.

Sincerely,
Jeffry O. Rosenthal
President and Chief Executive Officer

HIBBETT SPORTS® 2019 Proxy Statement

HIBBETT SPORTS, INC.
2700 Milan Court
Birmingham, Alabama 35211

Notice of 2019 Annual Meeting of Stockholders

April 23, 2019

To the Stockholders of Hibbett Sports, Inc.:

The 2019 Annual Meeting of Stockholders (Annual Meeting) of Hibbett Sports, Inc., will be held at 11:00 a.m., Central Time, on Thursday, May 23, 2019, at the Company’s corporate offices located at 2700 Milan Court, Birmingham, Alabama 35211, for the purpose of voting on the following matters:

1.	To elect three (3) Class II Directors nominated by the board to serve three-year terms ending at the 2022 Annual Meeting of Stockholders;
2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for Fiscal 2020;
3.	To approve, by non-binding advisory vote, the compensation of our named executive officers; and
4.	To transact any other business properly brought before the meeting or any adjournment or postponement thereof.

The Board of Directors unanimously recommends that you vote “FOR” items 1, 2 and 3.  The proxy holders will use their discretion to vote on other matters that may properly arise at the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record as of the close of business on March 25, 2019, will be entitled to vote at the Annual Meeting.

Please note that brokers may not vote your shares on the election of directors or the advisory vote on executive compensation in the absence of your specific instructions as to how to vote.  Whether or not you expect to attend the Annual Meeting in person, it is important that you vote, and we urge you to vote on the Internet, by phone or complete, sign, date and return the enclosed proxy in the envelope provided.  If you attend the meeting and wish to change your vote, you can do so by voting in person at the meeting.
By Order of the Board of Directors,
Elaine V. Rodgers	April 23, 2019
Secretary	Birmingham, Alabama

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 23, 2019

The Company’s Proxy Statement and Annual Report to stockholders for the fiscal year ended February 2, 2019 are available at hibbett.com under “Investor Relations”.
HIBBETT SPORTS® 2019 Proxy Statement

HIBBETT SPORTS® 2019 Proxy Statement

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
May 23, 2019
____________________

Our Board of Directors (Board) has made available this Proxy Statement, together with our Annual Report on Form 10-K, to stockholders for the fiscal year ended February 2, 2019, as filed with the Securities and Exchange Commission (SEC).  These materials, along with our Notice of Annual Meeting, will be mailed to our stockholders of record on or about April 23, 2019.  The exhibits for the Form 10-K will be furnished upon request and payment of the cost of reproduction.  Such written request should be directed to Investor Relations, 2700 Milan Court, Birmingham, Alabama 35211.  Our SEC filings are also available on our website at hibbett.com under the heading “Investor Relations.”

GENERAL INFORMATION ABOUT THE ANNUAL MEETING, THESE MATERIALS AND VOTING

Why am I receiving these materials?  You have received these materials because the Board is soliciting your proxy to vote your shares at the Annual Meeting.  This Proxy Statement includes information that Hibbett Sports, Inc. is required to provide you under the Securities and Exchange Commission rules and regulations (SEC rules) and is designed to assist you in voting your shares.

These materials include:
●	The Notice of Annual Meeting and Proxy Statement; and
●	The Fiscal 2019 Annual Report to Stockholders, which contains the Company’s audited consolidated financial statements.
If you received a paper copy of these materials by mail, these materials also include the proxy card or voting instruction for the Annual Meeting.

What is a proxy?  The Board is asking for your proxy.  This means you authorize persons selected by the Company to vote your shares at the Annual Meeting in the way that you instruct.  All shares represented by valid proxies received and not revoked before the Annual Meeting will be voted in accordance with the stockholder’s specific voting instructions.

When and where will the meeting take place?  The Annual Meeting will be held on Thursday, May 23, 2019, at 11:00 a.m., local time, at the corporate offices of Hibbett Sports, Inc., 2700 Milan Court, Birmingham, Alabama.  Stockholders will be admitted to the Annual Meeting beginning at 10:45 a.m., local time.  Seating will be limited.

What is the purpose of this meeting and these materials?  This is the Annual Meeting of our stockholders.  At the Annual Meeting, you will be asked to vote on three proposals:
●	the election of three Class II directors to serve three-year terms expiring in 2022;
●	the ratification of our Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for Fiscal 2020; and
●	the approval, by a non-binding advisory vote, of our named executive officers' compensation.
We are not aware of any other matters to be brought before the Annual Meeting.  If other matters are properly raised at the Annual Meeting, the proxy holders may vote any shares represented by proxy in their discretion.

Our Board strongly encourages you to exercise your right to vote on these matters. Your vote is important. Voting early through the Internet, by telephone or by a proxy or voting instruction card helps ensure that we receive a quorum of shares necessary to hold the meeting.  After the conclusion of the formal business of the Annual Meeting, management may give a report to interested stockholders on our performance during the fiscal year that ended on February 2, 2019.

How do the Directors of the Company recommend that I vote?  The Board unanimously recommends that you vote:

PROPOSAL 1: FOR the election of Jane F. Aggers, Karen S. Etzkorn and Alton E. Yother as Class II Directors of the Company for terms expiring in 2022;
HIBBETT SPORTS® 2019 Proxy Statement

PROPOSAL 2: FOR the ratification of the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for Fiscal 2020; and

PROPOSAL 3: FOR the approval of our named executive officers' compensation.

Who is entitled to vote at the Annual Meeting?  Holders of Hibbett Sports, Inc. common stock at the close of business on March 25, 2019, are entitled to receive this Notice and to vote their shares at the Annual Meeting.  As of that date, there were 18,351,189 shares of common stock outstanding and entitled to vote.  Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?  The most common ways in which stockholders hold Hibbett Sports stock are:
●	directly with our transfer agent, Computershare, Inc. (stockholder of record); or
●	indirectly through an account with an institutional or nominee holder of our stock such as a broker or bank who is the record holder of the stock (beneficial owner).

If you hold your shares as a stockholder of record, our transfer agent sends the proxy materials to you and your vote instructs the proxies how to vote your shares.  If you hold your shares indirectly (in street name) as a beneficial owner, your broker, bank or other nominee delivers the proxy materials to you.  Your vote instructs your nominee how to vote your shares, and that nominee in turn instructs the proxies how to vote your shares.

How do I vote?  Most stockholders have a choice of voting on the Internet, by telephone, or by mail using a traditional proxy card.  Please refer to the proxy card or other voting instructions included with these proxy materials for information on the voting methods available to you.  If you vote by telephone or on the Internet, you do not need to return your proxy card.

A.	By Mail
Be sure to complete, sign and date the proxy card or voting instruction card and return it in the prepaid envelope.  If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the Board of Directors.

If you are a stockholder of record, and the prepaid envelope is missing, please mail your completed proxy card to Proxy Services, c/o Computershare, P.O. Box 505000, Louisville, KY 40233.

B.	By Telephone or on the Internet
The telephone and Internet voting procedures established by Hibbett Sports, Inc. for stockholders of record are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that those instructions have been properly recorded.

You can vote by calling the toll-free telephone number on the proxy card.  Please have your proxy card in hand when you call.  Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

The website for Internet voting is www.investorvote.com/HIBB.  Please have your proxy card handy when you go on-line.  As with telephone voting, you can confirm that your instructions have been properly recorded.  If you vote on the Internet, you also can request electronic delivery of future proxy materials.

Telephone and Internet voting for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Central Daylight Savings Time on May 22, 2019.  The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record.  Therefore, we recommend that you follow the voting instructions in the materials you receive.

If you vote by telephone or on the Internet, you do not have to return your proxy card or voting instruction card.
HIBBETT SPORTS® 2019 Proxy Statement

C.	In person at the Annual Meeting
All stockholders may vote in person at the Annual Meeting.  You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person.  If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to an independent inspector of the election with your ballot to be able to vote at the Annual Meeting.

Your vote is important.  You can save us the expense of a second mailing by voting promptly.

What can I do if I change my mind after I vote my shares?  If you are a stockholder of record, you can revoke your proxy before it is exercised by:
●	written notice to the Secretary of the Company;
●	timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the Internet; or
●	voting by ballot at the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other holder of record.  You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the previous question.

All shares that have been properly voted and not revoked will be cast at the Annual Meeting.

What shares are included on the proxy card?  If you are a stockholder of record, you will receive only one proxy card for all the shares you hold:
●	in certificate form; and
●	in book-entry form.

If you are a beneficial owner, you will receive voting instructions, and information regarding consolidation of your vote, from your bank, broker or other holder of record.

What is “householding” and how does it affect me?  We have adopted a procedure approved by the SEC called “householding.”  Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Notice of Annual Meeting, Proxy Statement and of our Annual Report, unless one or more of these stockholders notifies us that they wish to receive individual copies.  This procedure is designed to reduce our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate proxy cards.  If you participate in householding and wish to receive a separate copy of this Notice of Annual Meeting, Proxy Statement and Annual Report, or if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, you can request information about householding from your bank, broker or other holder of record.

Is there a list of stockholders entitled to vote at the Annual Meeting?  The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting for any purpose relevant to the Annual Meeting, between the hours of 8:00 a.m. and 3:00 p.m., at our principal executive offices at 2700 Milan Court, Birmingham, Alabama 35211, by contacting the Secretary of the Company.

What is the effect of abstentions and broker non-votes?  Proxies marked “abstain” or proxies required to be treated as broker “non-votes” will be viewed as present for purposes of determining whether there is a quorum at the Annual Meeting.  A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner of the shares.  Abstentions with respect to any matter will have the same effect as a vote against that proposal.
HIBBETT SPORTS® 2019 Proxy Statement

Pursuant to New York Stock Exchange (NYSE) rules, brokers may vote on routine matters but do not have discretionary power to vote your shares on “non-routine” matters unless the broker receives appropriate instructions from you.  The ratification of the selection of the independent registered public accounting firm (Proposal 2) is the only item on the agenda for the Annual Meeting that is considered routine.  The election of Directors and the vote on an advisory basis for named executive officer compensation are considered “non-routine” matters.  Due to NYSE rules, brokers are not able to vote your shares with respect to “non-routine” matters if you have not provided instructions.  Therefore, we strongly urge you to vote your shares.

What are the voting requirements to elect Directors (Proposal 1) and to approve Proposals 2 and 3 discussed in this Proxy Statement?  The holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, are necessary to constitute a quorum.  The affirmative vote of a majority of the shares of our common stock present, in person or by proxy, at the Annual Meeting and entitled to vote is required for the election of each Director (Proposal 1), the ratification of the selection of the independent registered public accounting firm (Proposal 2), and to approve, on an advisory basis, the named executive officer compensation (Proposal 3).  You may vote “for” or “against” or “abstain” with respect to Proposals 1, 2 and 3.

Could other matters be decided at the Annual Meeting?  At the date that this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.  If other matters are properly presented at the Annual Meeting for consideration, the proxies designated on the enclosed proxy card, or any substitute for such proxies, will have the discretion to vote on those matters for you.

Can I access the Notice of Annual Meeting, Proxy Statement and the 2019 Annual Report on the Internet?  The Notice of Annual Meeting, Proxy Statement and 2019 Annual Report, are available on our website at www.hibbett.com.  Instead of receiving future copies of our Proxy Statement and Annual Report materials by mail, most stockholders can elect to receive an e-mail that will provide electronic links to them.  Opting to receive your proxy materials via the Internet will save us the cost of producing and mailing documents to your home or business and also will give you an electronic link to the proxy voting site.

Stockholders of Record:  If you vote on the Internet at www.investorvote.com/HIBB, simply follow the prompts for enrolling in the electronic proxy delivery service.  You also may enroll in the electronic proxy delivery service at any time in the future by going directly to www.econsent.com and following the enrollment instructions.

Beneficial Owners:  If you hold your shares in a brokerage account, you also may have the opportunity to receive copies of these documents electronically.  Please check the information provided in the proxy materials mailed to you by your bank or other holder of record regarding the availability of this service.

Who will pay for the cost of this proxy solicitation?  We will pay all expenses in connection with the solicitation of the proxies relating to this Proxy Statement, including the charges of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to our stockholders.  In addition, Directors, executive officers or employees may solicit proxies on our behalf by telephone, electronic transmission or personal contact without additional compensation.  All reasonable proxy soliciting expenses will be paid by us in connection with the solicitation of votes for the Annual Meeting.

Who will count the vote?  Representatives of our transfer agent, Computershare, Inc., will tabulate the votes.  Corporate Communications, Inc. will act as independent inspectors of election.

Where can I find the voting results of the Annual Meeting?  We will announce the voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K filed with the SEC within four business days of the completion of the meeting.
HIBBETT SPORTS® 2019 Proxy Statement

PROPOSAL NUMBER 1

ELECTION OF DIRECTORS

The terms of Michael J. Newsome, Karen S. Etzkorn and Alton E. Yother, our Class II Directors, will expire at the 2019 Annual Meeting of Stockholders.  Mr. Newsome is retiring from service on the Board and is not standing for reelection. The Board of Directors has nominated Ms. Etzkorn and Mr. Yother, incumbent Class II Directors, and Jane F. Aggers, a Class I Director whose term expires in 2021, for election as Class II Directors at the 2019 Annual Meeting of Stockholders.  If elected, these Class II Directors will hold office for a three-year term expiring at the Annual Meeting of Stockholders to be held in 2022 and until their successor is elected and qualified.  Proxies may not be voted for a greater number of persons than the nominees named herein.

In connection with Mr. Newsome’s retirement, the Board determined that the size of the Board should be reduced from nine Directors to eight Directors effective immediately prior to the 2019 Annual Meeting.  In addition, the Board determined that the number of Class I directorships should be reduced from three members to two members effective immediately prior to the 2019 Annual Meeting contingent upon Ms. Aggers’ resignation as a Class I Director in anticipation of her election as a Class II Director.  If Ms. Aggers is elected as a Class II Director, the remaining Directors in Class I after the reduction in the number of Class I directorships will be Terrance G. Finley and Jeffry O. Rosenthal.

In Fiscal 2018, the Board adopted a policy that non-employee directors shall not stand for re-election to the Board after the earlier of certain events, which included reaching the age of 72.  Under this policy, Ms. Aggers, age 71, would be unable to stand for election as a Class I Director when her term expires in 2021.  Although the Board may waive this policy if it deems the Director’s re-nomination to be in the best interests of the Company and its stockholders, the Board determined that Ms. Aggers’ effectiveness as a Director and her past and continued contributions to the Board were such that it was appropriate at this time to nominate Ms. Aggers’ to serve as a Class II Director with a term expiring in 2022 in order to permit the continuation of her service on the Board for an additional year beyond the time when her current term as a Class I Director is scheduled to expire.

For additional information regarding the reduction in the size of the Board and Class I directorships and our Board tenure policy, see “Our Corporate Governance Principles – Size of the Board of Directors” and “– Director Tenure” on page 9 of this Proxy Statement.

Ms. Aggers, Ms. Etzkorn and Mr. Yother have indicated their willingness to serve as Directors.  If they become unable to stand for election, the persons named in the proxy will vote for any substitute nominees proposed by the Board of Directors.

Vote Required

A Director will be elected, so long as a quorum is present, if he/she receives the affirmative vote of a majority of the shares of our common stock present, in person or by proxy, at the Annual Meeting and entitled to vote.  Abstentions shall have the effect of a vote against a nominee. Although broker non-votes will be treated as present for purposes of determining whether there is a quorum, broker non-votes will not be counted for purposes of determining the number of votes present and entitled to vote with respect to the election of directors and will not otherwise affect the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT
YOU VOTE “FOR” THE NOMINEES FOR DIRECTOR.

HIBBETT SPORTS® 2019 Proxy Statement

Listed below are the three persons nominated for election to the Board.  The following paragraphs include information about each director nominee’s business background, and additional experience, qualifications, attributes or skills that led the Board to conclude that the nominees should serve on our board.

Name	Age	Principal Occupation	Director Since
Jane F. Aggers	71	President and CEO of Hancock Fabrics, Inc. (retired)	2010
Karen S. Etzkorn	55	CIO of Qurate Retail Group	2016
Alton E. Yother	66	Senior EVP and CFO of Regions Financial Corporation (retired)	2004

Jane F. Aggers has been a Director since December 2010 and currently serves as Chair of our Compensation Committee and as a member of our Audit Committee.  She holds a Bachelor of Science degree in Business Administration from Bowling Green State University.  Ms. Aggers brings over 40 years of experience in the retail industry and served as President and Chief Executive Officer of Hancock Fabrics, Inc., a specialty fabric and home accessory retailer, from 2005 through January 2011.  Prior to that time, she served as co-founder of MMI, a marketing and business consulting firm and served 24 years in various merchandising roles at Jo-Ann Fabric and Craft Stores, with her last position as Executive Vice President.  Additionally, Ms. Aggers has served on the Board of Directors of Hancock Fabrics and Moto Photo, Inc., where she served on the Audit, Compensation and Special Independent Committees.  She has also served on several non-profit and civic boards.  Ms. Aggers’ professional background, particularly as CEO of a publicly-traded company, brings specific knowledge and experience of retailing, including public board experience, merchandising, marketing and management.  She qualifies as an “audit committee financial expert.”

Karen S. Etzkorn has been a Director since November 2016 and currently serves as a member of our Audit and Compensation Committees.  She holds a Bachelor of Science degree in Business Administration from Ohio State University.  She has served as Chief Information Officer (CIO) and Executive Vice President at HSNi since January 2013 and was appointed the role of CIO at Qurate Retail Group (QVC Group - HSNi’s new parent company) in December 2017.  Prior to that time, she served as Senior Vice President and Chief Information Officer at Ascena Retail, Inc. and Tween Brands, Inc. from January 2008 to September 2012.  In addition, she has held senior positions at retailers including The Home Depot, Williams-Sonoma, Gap, Inc. and Limited, Inc.  Ms. Etzkorn provides a unique knowledge base to our Board by offering strong technology expertise combined with overall retail understanding.

Alton E. Yother has been a Director since August 2004 and currently serves as Chair of our Audit Committee and a member of our Nominating and Corporate Governance Committee.  He holds a Bachelor of Science degree in Finance from the University of Alabama.  Mr. Yother worked as Executive Vice President and Controller of Regions Financial Corporation (formerly AmSouth Bancorporation) from November 2004 to April 2007 at which time he became Senior Executive Vice President and Chief Financial Officer of Regions Financial Corporation until his retirement in April 2008.  Prior to this, he worked for over 24 years for SouthTrust Corporation or SouthTrust Bank.  His most recent duties at SouthTrust were as Executive Vice President, Treasurer and Controller of SouthTrust Corporation from 1998 to 2004.  Mr. Yother strengthens the Board’s collective knowledge and capabilities, by offering an extensive background in management and experience in financial operations and strategic planning, including risk assessment, and brings to the Board strong financial and accounting experience.  He qualifies as an “audit committee financial expert.”

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE MATTERS

Our Corporate Governance Principles

Our Board of Directors believes that good corporate governance is important to ensure the long-term benefit of its stockholders and has adopted Corporate Governance Guidelines, which outline the composition, operations and responsibilities of the Board of Directors.  In addition, our Board conducts annual reviews of the charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.  Our corporate Governance Guidelines as well as the current charters of each of our standing committees can be accessed in the “Investor Relations” section of our website at hibbett.com.
HIBBETT SPORTS® 2019 Proxy Statement

Following is a summary of our key corporate governance principles:

Board Composition

Director Independence.  We are committed to principles of good corporate governance and the independence of a majority of our Board of Directors from our management.  All members of our Audit, Compensation and Nominating and Corporate Governance Committees have been determined by our Board to be independent Directors as defined under Rule 5605 of the NASDAQ Stock Market, Inc. Marketplace Rules.

It is the responsibility of each Director and prospective Director to disclose to the Board any relationship that could impair his or her independence or any conflict of interest with the Company, including, but not limited to, family members, customers, suppliers, distributors, lenders, legal counsel, consultants of the Company, significant stockholders of the Company and any competitor or other person having an interest adverse to the Company.  Each Director is required to complete an annual questionnaire providing information necessary for the Company to assist the Board in reconfirming each Director’s independence and making required disclosures in the Company’s Proxy Statement, where applicable.

Pursuant to Rule 5605 of the NASDAQ Stock Market, Inc. Marketplace Rules, our Board of Directors determines whether each Director is independent.  In accordance with the standards, the Board must determine that an independent Director has no material relationship with us other than as a Director.  The standards specify the criteria by which the independence of our Directors will be determined, including strict guidelines for Directors and their immediate families with respect to past employment or affiliation with us or our independent registered public accounting firm.  The standards also prohibit Audit Committee members from having any direct or indirect financial relationship with us and restrict both commercial and not-for-profit relationships between us and each Director.  We may not give personal loans or extensions of credit to our Directors, and all Directors are required to deal at arm’s length with us and our subsidiaries, and to disclose any circumstance that might be perceived as a conflict of interest.

As a result of this review, the Board has affirmatively determined that none of our Directors or nominees has a material relationship with us, other than Michael J. Newsome who was a member of management through Fiscal 2014 and Jeffry O. Rosenthal who is a member of management.  All committees of our Board are comprised solely of independent Directors.

In making this determination, the Board considered that in the ordinary course of business, transactions may occur with a company or firm with which we do business and that one or more of our Directors may also have a relationship.  Our Board has determined that such involvement is not material and does not violate any part of the definition of “independent Director” under NASDAQ listing standards.

Chair/Lead Director.  The Board elects a Chair to carry out duties assigned by the Company’s Bylaws or, from time to time, the Board.  In the event the Chair is not an independent Director, the Board also designates a Lead Director who shall be an independent Director.  The primary duties of the Lead Director are to preside over executive sessions solely of independent Directors, work with the Chair to set agendas for meetings of the Board and communicate feedback between the Board and the non-independent Chair.  The Lead Director’s duties also include regular communication with the Chief Executive Officer and Chair and being well-informed about the senior management of the Company and plans for their succession.  The Board believes that the role of the Lead Director is structured with sufficient authority to enhance and facilitate the effective functioning of the Board.

Our Chair, Michael J. Newsome, served as Executive Chair of the Board until February 2, 2014.  In light of his past employment with the Company, Mr. Newsome is not considered an independent Director under NASDAQ listing standards.  Anthony F. Crudele currently serves as our Lead Director.

Our Board believes that its current leadership structure encompasses an appropriate balance between strong and consistent leadership and independent and effective oversight of the Company.  Our non-independent Chair, Mr. Newsome, is an experienced and well-respected former sporting goods retail executive with many years of Board experience.  He is well positioned to chair regular Board meetings, communicate with executive management and help ensure that key business issues and stockholder matters are brought to the Board’s attention.  This leadership structure enhances communication and promotes unified leadership.
HIBBETT SPORTS® 2019 Proxy Statement

Nomination of Directors

Role of the Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee (NCG Committee) is responsible for the recommendation of nominees for election as Director to the Board.  Nominees recommended by the NCG Committee may be elected by the Board to fill a vacancy or may be recommended by the Board for election by the stockholders.

Qualification of Directors.  In evaluating candidates for election to the Board, the NCG Committee considers the qualifications of the individual candidate as well as the composition of the Board as a whole.  Among other things, the NCG Committee considers:
●	the candidate’s ability to represent the interests of the stockholders and assist in the creation of stockholder wealth,
●	personal qualities of leadership, character, integrity and adherence to the highest ethical standards,
●	the business judgment, diversity of background and acumen of the candidate,
●	relevant knowledge, skills and experience in areas helpful to the Company's business, including retail, finance, accounting, technology, innovation and marketing,
●	whether the candidate is free of conflicts of interest and has the time required for preparation, active participation, and regular attendance at meetings of the Board and its committees,
●	the candidate's roles and contributions to the business community, and
●	the financial sophistication of the candidate, including the ability to qualify as “financially literate” under NASDAQ listing standards.

The NCG Committee ensures that one or more of the Directors qualify as an “audit committee financial expert” under the rules of the Securities and Exchange Commission.

In making a recommendation regarding the re-election of an existing member of the Board, the NCG Committee considers the Director’s tenure and assesses the Director’s past contributions and effectiveness as a Board member and his or her ability to continue to provide future value to the Board.  Any Director appointed by the Board to fill a vacancy on the Board will stand for election at the time required under applicable law, generally the next election of the class for which such Director has been chosen.

Diversity Statement.  The Board believes that maintaining a diverse membership with varying backgrounds, skills, expertise and other differentiating personal characteristics promotes inclusiveness, enhances the Board’s deliberations and enables the Board to better represent all of the Company’s constituents.  Accordingly, the Board is committed to seeking out highly qualified candidates with diverse backgrounds, skills and experiences, and other unique characteristics, as part of each Board search the Company undertakes.

Service on Other Boards.  No Director may serve on more than two boards of publicly-traded companies, other than the Company, without prior approval of the Board.  A Director desiring to serve on another public company board shall notify the NCG Committee before accepting the appointment to that board and provide information requested in order to enable the NCG Committee to determine whether or not the additional directorship impairs the Director’s independence or ability to effectively perform his or her duties as a Director.  Our Company counsel advises the NCG Committee as to whether the appointment may impair the Director’s independence or raise other legal issues.  Commitments of a Director or candidate to other board memberships are considered in assessing the individual’s suitability for election or re-election to the Board.

Election of Directors.  The voting standard for the election of Directors is established in the Company’s Certificate of Incorporation, in conformity with the Bylaws of the Company.  Our current Bylaws require Directors to be elected by the affirmative vote of a majority of the shares of capital stock of the Company present, in person or by proxy, at a meeting of stockholders and entitled to vote on the subject matter.

Stockholder Nominations.  The NCG Committee is responsible for considering any submissions by stockholders of candidates for nomination to the Board, evaluating the persons proposed and making recommendations with respect thereto to the whole Board.

HIBBETT SPORTS® 2019 Proxy Statement

Size of the Board of Directors

Our Certificate of Incorporation and Bylaws provide that the Board of Directors shall consist of a maximum of ten and a minimum of seven Directors.  Within this range, the Board establishes the number of Directors.  Currently, our Board consists of nine Directors who are divided into three classes with Class I, Class II and Class III each having three members.  The term of our Class I Directors expires at the Annual Meeting in 2021.  The term of our Class II Directors expires at the Annual Meeting this year.  The term of our Class III Directors expires at the Annual Meeting in 2020.

The size of the Board and experience of Board members that is relevant to the Company's business is assessed regularly by the NCG Committee.  The Board may increase or decrease the number of Directors within the limits of Delaware law to accommodate the best interests of the Company and its stockholders.  In April 2019, as the NCG Committee considered nominees for election as Class II Directors at the 2019 Annual Meeting of Stockholders, incumbent Michael J. Newsome, a Class II Director, indicated his intention to retire from the Board when his term expires at the 2019 Annual Meeting.  After evaluating the current size of the Board and the apportionment of Directors among the three Classes, the NCG Committee recommended, and the Board approved, the following:

●
the nomination of Karen S. Etzkorn and Alton E. Yother, incumbent Class II Directors, and Jane F. Aggers, an incumbent Class I Director, for election as Class II Directors at the 2019 Annual Meeting to serve three-year terms expiring at the 2022 Annual Meeting of Stockholders,

●
in light of Mr. Newsome’s retirement as a Director at the 2019 Annual Meeting, a reduction in the size of the Board from nine Directors to eight Directors to be effective immediately prior to the convening of the 2019 Annual Meeting of Stockholders, and

●
in connection with Ms. Aggers’ nomination as a Class II Director, a reduction in the number of Class I directorships from three members to two members effective immediately prior to the 2019 Annual Meeting contingent upon Ms. Aggers’ resignation as a Class I Director in anticipation of her election as a Class II Director.

If Ms. Aggers is elected as a Class II Director, the remaining Directors in Class I (after the reduction in the number of Class I directorships) will be Terrance G. Finley and Jeffry O. Rosenthal.

Director Compensation Review

The NCG Committee annually reviews the Director compensation program and recommends any changes to the Board for approval.  The NCG Committee’s goal is to align the Board with the long-term interests of the Company’s stockholders and to compensate Directors fairly for their work while promoting ownership by the Directors of Company stock.  Outside consultants may be retained to obtain advice on competitive compensation practices.

Director Tenure

The Board has established a policy that non-employee directors shall not stand for re-election to the Board after the earlier of:
●	reaching the age of 72;
●	completing fifteen (15) years of service as a director of the Company; or
●	the passage of fifteen (15) years from the date the Director ceased to participate in his or her regular, principal occupation or employment, whether due to retirement or otherwise.

The NCG Committee considers the participation and contributions of incumbent directors in determining whether to recommend their re-nomination to the Board.  The Board, in its sole discretion, may waive any of the forgoing limitations to any Director if it deems his or her re-nomination to be in the best interest of the Company and its stockholders.

Director Responsibilities

General.  It is the responsibility of the Directors to exercise their business judgment and act in the best interest of the Company and its stockholders.  Directors must act ethically at all times and adhere to the applicable provisions of the Company’s Code of Business Conduct and Ethics, a copy of which is posted on our website at hibbett.com.
HIBBETT SPORTS® 2019 Proxy Statement

Understanding of the Company’s Business.  Directors should become and remain informed about our Company and its business, including, among other things:
●	our principal operational and financial objectives;
●	our strategies and plans;
●	our results of operations and financial condition;
●	factors that determine our Company’s success; and
●	risks that are inherent to our Company and industry and the control processes with respect to such risks.

Ownership of and Trading in Company Securities.  The Directors must adhere to any guidelines established by the Board relating to required ownership of Company equity.  Directors must comply with the Company’s policy on trading in securities of the Company and specific guidance provided by the appropriate Company officers regarding periods when Directors should refrain from trading in the Company’s securities.  Annually, each Director reviews and signs the Company’s Insider Trading Policy then in effect.

Conflicts of Interest.  In the event that any executive officer of the Company has a conflict of interest or seeks a waiver of any other provision of the Code of Business Conduct and Ethics for which a waiver may be obtained, the officer shall notify the Lead Director or a designated Company officer, who shall arrange for the NCG Committee and the Board to consider the request.  The waiver is granted only if approved by both groups.

In the event a Director has an actual or potential conflict of interest with respect to a matter involving the Company, the Board shall determine what action, if any, is required, including whether the Director should recuse himself or herself from discussion or voting with respect to the matter.  In the case of a conflict of interest that is of an ongoing and material nature, the Director shall be asked to tender his or her resignation.

Governance Review.  At least annually, the Board reviews the governance structure of the Company, including any provision of its Certificate of Incorporation and Bylaws affecting governance, other arrangements containing provisions that become operative in the event of a change in control of the Company, governance practices and the composition of the Company’s stockholder base.

Attendance and Meeting Materials

Directors are expected to attend Board meetings and Committee meetings on which they serve in order to best fulfill their responsibilities.  Directors are expected to attend in person at least 75% of scheduled meetings and must receive prior approval of the Chairman of the Board or the respective Committee chair to attend a scheduled meeting by teleconference.  Likewise, Directors are expected to remotely attend at least 75% of scheduled teleconference Board meetings and Committee meetings.  Meeting materials are provided to the Board prior to a scheduled meeting.  Directors are responsible for reviewing these materials in advance of the meetings.

All Board members are expected to attend our Annual Meeting of Stockholders unless an emergency prevents them from doing so.  All of our Directors, serving at that time, attended the 2018 Annual Meeting of Stockholders.

Executive Sessions

The Board’s independent directors meet regularly in executive sessions without management or non-independent directors. The Board’s executive sessions are led by the Lead Director. An executive session will be held not less than twice a year and other sessions may be called by the Lead Director in his or her own discretion or at the request of the Board.

Director Orientation

Upon initial election, the Company provides Directors with orientation and reference materials to familiarize themselves with the Company’s senior management, independent registered public accounting firm, Code of Business Conduct and Ethics, Insider Trading Policy and other compliance programs.  In addition, new Directors must attend a director education program within their first three-year term.  The Board also encourages other appropriate Company officers to attend director education programs or other programs as needed to stay informed of trends and changes in corporate governance.  All of our Directors are members of the National Association of Corporate Directors.
HIBBETT SPORTS® 2019 Proxy Statement

Board Committees

Committee Designation and Composition.  It is the general policy of the Company that the Board as a whole considers and makes all major decisions other than decisions that are required to be made by independent committees.  As a consequence, the committee structure of the Board is limited to those committees considered to be basic to, or required for, the operation of a publicly-traded company.  Currently, these committees are the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.  Additional committees may be established by the Board as necessary or appropriate.

The Board as a whole determines the members and chairs of these Committees.  All Committees are made up solely of independent Directors.  The membership of Committees is rotated from time to time.  Committee members and Chairs serve one-year terms and are appointed by the Board upon recommendation of the NCG Committee.

Each committee determines who attends each meeting and whether the committee wishes to conduct any of its proceedings in an executive session.  Executive sessions, consisting only of independent Directors, are typically conducted at each quarterly committee meeting.

Committee Compensation.  The Board, upon recommendation of the NCG Committee, establishes the compensation of each committee member and may provide different compensation for members and chairs of various committees.

Audit Committee and Independent Registered Public Accounting Firm

Audit Committee Independence and Qualifications.  Other than Director fees, Audit Committee members may not receive any additional compensation from the Company.  All members of the Audit Committee shall meet the independence requirements of the SEC and the independence and financial literacy requirements of NASDAQ, as provided in the Audit Committee Charter.  At least one member of the Audit Committee at all times shall qualify as an “audit committee financial expert” as defined by the rules and regulations of the SEC.

Stockholder Vote on Independent Registered Public Accounting Firm.  The Company provides for an advisory stockholder vote to approve the selection of the Company’s independent registered public accounting firm at each Annual Meeting of Stockholders.  The stockholder vote is not binding on the Company or the Board or its Audit Committee and shall not be construed as overruling a selection decision by the Company.

Board Meetings and Agendas

The Board is responsible for an annual review of strategy, financial and capital plans, enterprise risk, as well as quarterly reviews of the performance and plans of the Company’s business and matters on which the Board is legally required to act.  The CEO may propose other key issues for the Board’s consideration.

Agendas and meeting minutes of the committees are shared with the full Board.  The Chair of each committee develops meeting agendas, with the support of members of management and considering the views of the committee members.

Management Attendance

The Board regularly requests the attendance of senior officers of the Company at Board meetings to provide insight and to update items being addressed by the Board or its committees.  The Board and CEO may invite other members of management as it deems appropriate.

Evaluations and Succession Planning

CEO Review.  The Board, with the assistance of the Compensation Committee, is responsible for conducting an annual review of the CEO’s performance.  The Board reviews the report of the Compensation Committee, in order to ensure the CEO is providing effective leadership for the Company.
HIBBETT SPORTS® 2019 Proxy Statement

Succession Planning.  The Compensation Committee makes an annual report to the Board on succession planning to ensure management continuity.  The CEO recommends and evaluates potential successors and reviews any development plans recommended for such individuals.

Board Assessment

Board Performance.  Self-assessment of the performance of the Board is conducted periodically and is led by the NCG Committee.  The Board utilizes Company counsel to assist in these assessments.

Director Performance.  The NCG Committee also conducts an annual review of each Director on the Board to assist in determining the proper composition of the Board and each of the committees.  Among consideration is each Director’s attendance at Board and committee meetings, preparation for Board meetings, participation in Board discussions, experiences relevant to the Director’s service on the Board and committees, knowledge in areas relevant to the Company’s business, contributions to the Board’s decision-making process and other such items the NCG Committee believes useful in determining such Director’s qualifications and fulfillment of responsibilities.

Board Interaction with Third Parties and Employees

Third Party Access.  The Board recognizes that management speaks on behalf of the Company.  However, the Board has established procedures for third party access to the Chair, the Lead Director and the non-management Directors as a group.  The Board and committees have the right to retain outside financial, legal or other advisors and shall have appropriate access to the Company’s internal and external auditors and outside counsel.

Employee Access.  Board members have full access to the Company’s management and employees and will use their judgment to assure that any contacts will not disrupt the daily business operation of the Company.  The CEO and the Secretary of the Company are copied, as appropriate, on any written communication between a Director and an officer or employee.

Receipt of Complaints.  The Audit Committee has established procedures for receipt, retention and treatment of complaints regarding accounting, internal controls over financial reporting or auditing matters and the confidential, anonymous submission by employees, customers or vendors of the Company or any other person of concerns regarding questionable accounting or auditing matters.

Recoupment Policy

The Board will seek recoupment, in its discretion, from a senior executive of any portion of performance-based compensation as it deems appropriate, if it is determined that the senior executive engaged in fraud, willful misconduct, recklessness or gross negligence that caused or otherwise significantly contributed to the need for a material restatement of the Company’s financial statements as defined in our Corporate Governance Guidelines.  Performance-based compensation subject to recoupment under these guidelines includes annual cash incentive/bonus awards and all forms of performance-based equity compensation.

Our Corporate Governance Guidelines are reviewed annually and were most recently updated by the Board on November 29, 2018 upon recommendation by the NCG Committee.  A copy of these guidelines is posted on our website at hibbett.com and accessible to all investors.

Board Oversight of Business Risks

Enterprise-Wide Risk Oversight

The Board utilizes our Enterprise Risk Management (ERM) program to assist in fulfilling its oversight of our risks.  Management, which is responsible for day-to-day risk management, conducts an annual risk assessment of our business risks and maintains a risk committee that reports to the Audit Committee.  The risk assessment program is global in nature and has been developed to identify and assess the Company’s risks, as well as identify steps to mitigate and manage each risk identified.  Management, including our Named Executive Officers (NEOs) and other key personnel, participate in the ERM program.
HIBBETT SPORTS® 2019 Proxy Statement

While risk oversight is a full Board responsibility, the responsibility for monitoring the ERM program has been delegated to the Audit Committee.  As such, our Corporate Risk Assessor reports directly to the Chair of the Audit Committee as it relates to ERM.  The Audit Committee oversees the delegation of specific risk areas among other Board committees, consistent with their corresponding charters and responsibilities.  Appropriate members of management are assigned responsibility for each identified risk which includes monitoring the risk, assessing its potential impact and the Company’s vulnerability, determining its potential speed of onset and developing initiatives to manage the risk.  In addition, the Board or Audit Committee is updated at least quarterly on the ERM program.

Each key risk is reviewed at least annually, with many topics reviewed on several occasions throughout the year.  We believe that our approach to ERM optimizes our ability to assess inter-relationships among the various risks, make informed cost-benefit decisions and approach emerging risks in a proactive manner for the Company.  We also believe our risk structure complements our current Board leadership structure, as it allows our independent Directors to exercise effective oversight of the actions of management in identifying risks and implementing effective risk management policies and controls.

Consideration of Risk Related to Compensation Programs

Our Compensation Committee is responsible for the oversight of risk associated with the compensation plans of our executive officers.  The risk occurs predominately through the award of performance-based incentive compensation.  As part of the ERM program, our cash and equity incentive compensation programs are periodically reviewed and assessed for design elements or features that could incentivize employees to incur excessive risk.  The ERM program also considers policies in place to mitigate excessive risk taking such as the Company’s recoupment policy, stock ownership guidelines and the establishment of performance metrics and target levels of achievement.

There has been no substantial change to the structure of our compensation programs in the last three fiscal years.  It has been concluded that our compensation plans would not cause management to act in a manner detrimental to the Company.

Committee Charters

The responsibilities of each of the committees are determined by the Board and are set forth in the committee’s charters which are reviewed annually and posted on our website at hibbett.com.

Communicating with Our Board Members

Our stockholders may communicate directly with our Board of Directors.  You may contact any member (or all members), any committee of the Board or any Chair of any such committee by mail.  Any stockholder desiring to communicate to our Directors may do so by sending a letter addressed to the person, persons or committee the stockholder wishes to contact, in care of Investor Relations, Hibbett Sports, Inc., 2700 Milan Court, Birmingham, Alabama 35211.  The letter should state that the sender is a current stockholder.  We intend to disclose any future changes to this stockholder communication process under the “Investor Relations” heading of our website located at hibbett.com.

All mail received as set forth in the preceding paragraph will be examined by management and/or our general counsel for the purpose of determining whether the contents actually represent messages from stockholders to our Directors.  Relevant communications will be promptly distributed to the Board or to any individual Director or Directors as appropriate, depending on the facts and circumstances outlined in the communication.  In that regard, the Board has requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded, such as:
●	business solicitations or advertisements;
●	junk mail or mass mailings;
●	new product suggestions, product complaints or product inquiries;
●	résumés or other forms of job inquiries; and
●	spam or surveys.
HIBBETT SPORTS® 2019 Proxy Statement

We also examine the mailing from the standpoint of security.  Any material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any outside Director upon request.

Policies on Business Ethics and Conduct

Our Board has adopted a Code of Business Conduct and Ethics (Code) for all our employees, executive officers and Directors.  A copy of this Code may be viewed at our corporate website, hibbett.com, under the heading “Investor Relations.”  The contents of any amendments to the Code are also displayed on our website in lieu of filing them on Form 8-K.  In addition, a printed copy of our Code will be provided to any stockholder upon request submitted to Investor Relations at our address listed elsewhere in this Proxy Statement.

The Code is intended to focus on areas of ethical and material risk and to help us recognize and deal with ethical issues, provide mechanisms to report unethical conduct and foster a culture of honesty, integrity and accountability.

All of our employees, including our Chief Executive Officer and Chief Financial and Principal Accounting Officer, are required by our policies on business conduct to ensure that our business is conducted in a consistent legal and ethical manner.  These policies form the foundation of a comprehensive process that includes compliance with all corporate policies and procedures, an open relationship among colleagues that contributes to good business conduct and the high integrity level of our employees.  Our policies and procedures cover all areas of professional conduct, including employment policies, conflicts of interest, intellectual property and protection of confidential information and insider trading, as well as strict adherence to all laws and regulations applicable to our business.

Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of our policies and procedures.  The Sarbanes-Oxley Act of 2002 requires audit committees to have procedures to receive, retain and treat complaints received regarding accounting, internal controls over financial reporting or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting and auditing matters.  We have such procedures in place.  In addition, we require employees to report to the appropriate internal contacts evidence of any actual, potential or suspected material violation of state or federal law or breach of fiduciary duty by us or any of our executive officers, Directors, employees or agents.

Board and Committee Meeting Attendance

During Fiscal 2019, the Board of Directors and its committees conducted four scheduled onsite and 14 telephonic meetings.  Each current Director serving on the Board during Fiscal 2019 was present for at least 75% of the scheduled onsite meetings of the Board and the meetings held by all committees of the Board on which he or she served during the fiscal year.  Seven Directors attended at least 75% of telephonic meetings of the Board and meetings held by all committees of the Board on which he or she served during the fiscal year.  Two Directors did not meet the 75% threshold for telephonic meeting attendance due to scheduling conflicts.  The majority of unattended meetings were special meetings which are typically called within a week of the meeting.

HIBBETT SPORTS® 2019 Proxy Statement

The Board of Directors

Listed below are the current members of our Board.  The paragraphs following include information about each director nominee’s business background, and additional experience, qualifications, attributes or skills that led the Board to conclude that the nominees should serve on our board, with the exception of our current nominees, whose information can be found in Proposal Number 1.

Name	Age	Principal Occupation	Director Since
Director Nominees (see Proposal Number 1)
Jane F. Aggers	71	President and CEO of Hancock Fabrics, Inc. (retired)	2010
Karen S. Etzkorn	55	CIO of Qurate Retail Group	2016
Alton E. Yother	66	Senior EVP and CFO of Regions Financial Corporation (retired)	2004

Standing Directors
Michael J. Newsome	80	Chairman of the Board; CEO of Hibbett Sports, Inc. (retired)	1996
Anthony F. Crudele	62	Lead Director; EVP, CFO and Treasurer of Tractor Supply Company (retired)	2012
Terrance G. Finley	65	President and CEO of Books-A-Million, Inc.	2008
James A. Hilt	43	President of Consumer Division at Shutterfly, Inc.	2017
Ralph T. Parks	73	President of RTParks, Inc.	2002
Jeffry O. Rosenthal	61	President and CEO of Hibbett Sports, Inc.	2013

Michael J. Newsome is a non-independent Director of our Board and served as our Executive Chair of the Board from March 2010 to February 2014 at which time he stepped down from executive management and became Chair of our Board.  He has been a member of our Board since the Company became public in October 1996.  Mr. Newsome served as our President from 1981 through August 2004 and was named Chief Executive Officer in September 1999 and Chair of the Board in March 2004.  He stepped down as our Chief Executive Officer in March 2010.  Mr. Newsome joined us as an outside salesman in 1965, and has held numerous positions with the Company, including outside salesman to schools, store manager, district manager, regional manager and President.  His lifetime of experience in sporting goods retail and specifically with Hibbett is invaluable to us as he has taken us from a small privately-held retailer to the successful public company we are today, operating over 1,100 stores in 35 states at the end of Fiscal 2019.  In 2007, Mr. Newsome was inducted into the Sporting Goods Industry Hall of Fame sponsored by the National Sporting Goods Association.  Mr. Newsome will be stepping down from the Board of Directors at this year’s Annual Meeting of Stockholders.

Anthony F. Crudele has been a Director since May 2012 and currently serves as the Lead Director of our Board and Chair of our Nominating and Corporate Governance Committee.  As Lead Director, he also participates from time to time in meetings of the Audit Committee and Compensation Committee.  He holds a Bachelor of Business Administration degree in Accounting from the University of Notre Dame.  He served as the Executive Vice President, Chief Financial Officer and Treasurer of Tractor Supply Company (TSC) from May 2007 through February 2017 and previously served as their Senior Vice President, Chief Financial Officer and Treasurer since joining the company in September 2005.  Prior to that time, he served as Executive Vice President and Chief Financial Officer of Gibson Guitar from 2003 to 2005; as Executive Vice President and Chief Financial Officer of Xcelerate Corp from 2000 to 2003; and in senior financial roles at The Sports Authority from 1989 to 1999, including Senior Vice President and Chief Financial Officer from 1996 to 1999.  Mr. Crudele is a certified public accountant and began his career in 1978, spending the majority of his public accounting tenure at the international accounting firm of Price Waterhouse.  His past positions as CFO of publicly traded retail companies bring insight of retail operations and strategies.  He qualifies as an “audit committee financial expert.”

HIBBETT SPORTS® 2019 Proxy Statement

Terrance G. Finley has been a Director since March 2008 and is currently a member of our Compensation Committee and our Nominating and Corporate Governance Committee.  He holds a Bachelor of Arts degree in Political Science and Communications from Auburn University.  Mr. Finley is currently President and Chief Executive Officer of Books-A-Million, Inc., where he has worked as President and Chief Operating Officer, Executive Vice President – Chief Merchandising Officer and in various positions within the merchandising group since 1993.  His current responsibilities include all the company’s store operations, merchandising, marketing, publishing, import and Internet activities.  A veteran of the book industry for over 40 years, Mr. Finley has led several of Books-A-Million’s business units, including the launching of its e-commerce effort.  His strong experience in retail store operations, merchandising and marketing are complimentary to the operations of our Company, especially considering that we are in some of the same markets.

James A. Hilt has been a Director since August 2017 and currently serves as a member of our Audit Committee.  He holds a Bachelor of Arts Degree in Political Science from the University of Minnesota.  He joined Shutterfly, Inc. in March 2019 as President - Consumer Division.  Prior to joining Shutterfly, he served as Executive Vice President and Chief Customer Experience Officer at Express Inc. since April 2018.  Mr. Hilt joined Express in February 2014 as Senior Vice President of e-Commerce and served as their EVP, Chief Marketing Officer from March 2015 to April 2018.  Prior to joining Express, he was Vice President of eBooks and Managing Director, International at Barnes & Noble, Inc.  Earlier in his career, Mr. Hilt held several executive positions at Sears Holdings Corporation, the parent company of Sears Roebuck and Co. and Kmart Corporation.  Before Sears, he was a Director of Global Marketing at SAP and held several senior positions at IBM.  Mr. Hilt’s strong experience in retail and background in the customer digital experience brings insight for optimizing our long-term e-commerce strategies.

Ralph T. Parks has been a Director since June 2002 and currently serves as a member of our Audit Committee and Compensation Committee.  Mr. Parks has served as President of RTParks, Inc. since 2002.  From February 2008 through May 2008, Mr. Parks served as Interim CEO of Heelys, Inc., a global distributor of action youth footwear.  He worked at FOOTACTION USA from 1987 to 1999, when he retired as President and Chief Executive Officer.  Mr. Parks served on the Board of Directors of Kirkland’s, Inc. through May 2016 and was a member of their Audit Committee and Governance Committee.  He also served on the Board of Directors of Heely’s, Inc. until they were sold in January 2013.  Mr. Parks’ professional background brings specific knowledge and experience of the sporting goods industry, including branded consumer products, public board experience and people management.

Jeffry O. Rosenthal was appointed as a non-independent Director of our Board in October 2013.  Mr. Rosenthal has been our Chief Executive Officer and President since March 2010.  Formerly, he served as President and Chief Operating Officer from February 2009 through March 2010 and as Vice President of Merchandising from August 1998 through February 2009.  Prior to joining us, Mr. Rosenthal was Vice President and Divisional Merchandise Manager for Apparel with Champs Sports, a division of Foot Locker, Inc. from 1981 to 1998.

Director Classes

The following table provides Director Class and term expiration information for each Board Member:

Class	Term Expiration	Board Member
Class I Directors	2021 Annual Meeting of Stockholders	Jane F. Aggers
Terrance G. Finley
Jeffry O. Rosenthal

Class II Directors	2019 Annual Meeting of Stockholders	Karen S. Etzkorn
Michael J. Newsome*
Alton E. Yother

Class III Directors	2020 Annual Meeting of Stockholders	Anthony F. Crudele
James A. Hilt
Ralph T. Parks

HIBBETT SPORTS® 2019 Proxy Statement

*   The Board has nominated Ms. Aggers for election as a Class II Director to replace Mr. Newsome, who is retiring from the Board at the 2019 Annual Meeting. In connection with her election as a Class II Director, Ms. Aggers will resign as a Class I Director and her Class I directorship will be eliminated, resulting in a reduction in the size of the Board from nine Directors to eight Directors.

Committees of the Board of Directors

The Board has established an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee.  The memberships and functions of these committees are set forth below.  The Board has no standing Executive Committee.  Michael J. Newsome and Jeffry O. Rosenthal are the only non-independent Directors on the Board and do not serve on any committee.  The following table below provides Fiscal 2019 membership and meeting information for each of the Board Committees.

Committee	Chair	Members	Number of Meetings
Audit	Alton E. Yother	Jane F. Aggers	13
		Karen S. Etzkorn
		James A. Hilt
		Ralph T. Parks

Compensation	Jane F. Aggers	Karen S. Etzkorn[1]	4
		Terrance G. Finley
		Ralph T. Parks

Nominating and Corporate Governance	Anthony F. Crudele	Terrance G. Finley Alton E. Yother	4

(1) Ms. Etzkorn was appointed to our Compensation Committee in May 2018.

Audit Committee

The Fiscal 2019 members of the Audit Committee were Ms. Aggers and Etzkorn, and Messrs. Hilt, Parks and Yother.  Under the terms of its Charter, the Audit Committee meets no less than four times annually and reviews the Company’s financial performance at least quarterly.  Periodic meetings are also held separately with management and the independent registered public accounting firm to review accounting matters and disclosures in our SEC periodic filings.  The Audit Committee represents and assists the Board with the oversight of the integrity of our financial statements and internal controls, our compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, our Enterprise Risk Management program, the performance of our internal audit function and the performance of the independent registered public accounting firm.

In addition, the Audit Committee:
●
appoints, compensates and oversees the work of our independent registered public accounting firm, including resolution of any disagreements between management and the independent registered public accounting firm regarding financial reporting;

●	pre-approves all auditing services and permitted non-audit services performed by the independent registered public accounting firm;
●	retains independent counsel, accountants or others, as necessary, to advise the Audit Committee or assist in the conduct of an investigation;
●
seeks any information it requires from employees, all of whom are directed to cooperate with the Audit Committee’s requests, or external parties and meets with our officers, the independent registered public accounting firm, internal auditors or outside counsel, as necessary;

●
reviews and assesses our overall internal control structure, including consideration of the effectiveness of our internal control system and evaluation of management’s tone and responsiveness toward internal controls and reviews our policies and procedures for risk assessment and risk management;

HIBBETT SPORTS® 2019 Proxy Statement

●
reviews and assesses our financial reporting, including interim, quarterly and annual SEC compliance reporting and evaluates management’s significant judgments and estimates underlying the financial statements;

●
reviews and assesses our compliance with financial covenants, legal matters, including securities trading practices, tax matters and regulatory or governmental findings which raise material issues regarding our financial statements or accounting policies;

●	oversees the audit process, including the adequacy and quality of the annual audit process and the performance and independence of the independent registered public accounting firm;
●
reviews and assesses related-party transactions and our Code of Business Conduct and Ethics, including appropriate procedures concerning non-compliance with the Code, appropriate resolution of incidents reported through our anonymous response line and develops policies regarding the use of uncleared swaps if necessary;

●	oversees complaint procedures and receipt of submissions, particularly those concerning questionable accounting or auditing matters; and
●	evaluates the Audit Committee’s performance and reviews the Audit Committee’s charter on an annual basis and presents the Board with recommended changes.

A copy of the Audit Committee Charter is available on our website at hibbett.com under the heading “Investor Relations”.  In addition, a printed copy of its Charter will be provided to any stockholder upon request submitted to Investor Relations at our address listed elsewhere in this Proxy Statement.

Audit Committee Financial Experts.  Our Board has reviewed the composition of the Audit Committee and determined that the independence and financial literacy of its members meet the listing standards of the NASDAQ Stock Market and regulations of the SEC.  In addition, our Board has determined that Mr. Yother, who currently chairs the Audit Committee, as well as Ms. Aggers, because of their career experiences serving in financial capacities of publicly-traded companies, qualify as “audit committee financial experts” within the meaning of applicable regulations of the SEC pursuant to the Sarbanes-Oxley Act of 2002.

Compensation Committee

The Fiscal 2019 members of the Compensation Committee were Ms. Aggers and Etzkorn and Messrs. Finley and Parks.  Ms. Etzkorn was appointed to the Compensation Committee in May 2018.  Under the terms of its Charter, the Compensation Committee is directly responsible for establishing compensation policies for our executive officers.

In addition, the Compensation Committee:
●
develops guidelines and reviews the structure and competitiveness of our executive officer compensation programs, including assessing the appropriate motivation of executive officers to achieve our business objectives in line with our overall strategies for risk management;

●
oversees an evaluation of the performance of our executive officers, including our CEO, and approves annual compensation, including salary, bonus, incentive and equity compensation, of all our executive officers;

●	approves any employment agreements and severance arrangements, including any benefits provided in connection with a change in control for our CEO and other executive officers;
●	administers our equity award plans for employees and grants equity awards under our equity award plans;
●	reviews strategy for executive officer succession;
●
monitors the Company’s compliance with requirements under the Sarbanes-Oxley Act of 2002 relating to the prohibition on loans to directors and officers, as well as other laws affecting employee compensation and benefits;

●	oversees the Company’s compliance with SEC rules and regulations regarding shareholder approval of certain executive compensation matters;
●	publishes an annual Compensation Committee Report on executive officer compensation for the stockholders; and
●	evaluates the Compensation Committee’s performance and reviews the Compensation Committee’s charter on an annual basis and presents the Board with recommended changes.
HIBBETT SPORTS® 2019 Proxy Statement

The Compensation Committee may, in its sole discretion, obtain the advice of any compensation consultant, legal counsel or other advisor to assist in the evaluation of the compensation of our CEO and other elected executive officers.  In employing external advisors, the Compensation Committee considers independence factors required by NASDAQ and the Securities Exchange Act of 1934.  In addition, the committee may obtain assistance and resources from Company employees as it deems necessary, to carry out its responsibilities under its charter.

A copy of the Compensation Committee Charter is available on our website at hibbett.com under the heading “Investor Relations”.  In addition, a printed copy of its Charter will be provided to any stockholder upon request submitted to Investor Relations at our address listed elsewhere in this Proxy Statement.

Nominating and Corporate Governance Committee

The Fiscal 2019 members of the NCG Committee were Messrs. Crudele, Finley and Yother.  Mr. Crudele served as the Committee Chair.  The NCG Committee is authorized to exercise oversight with respect to the nomination of candidates for the Board in such a fashion as determined from time to time by the Board.  The NCG has recommended the election of Ms. Aggers, Ms. Etzkorn and Mr. Yother as Class II Directors at the 2019 Annual Meeting of Stockholders.  Under the terms of its Charter, the NCG Committee meets at least one time annually, and met four times in Fiscal 2019.

The NCG Committee’s purpose is to advise the Board on the composition, organization, effectiveness and compensation of the Board and its committees and on other issues relating to the Company’s corporate governance.  The NCG Committee’s duties and responsibilities primarily relate to director nominations, Board and Committee effectiveness, Board structure and Director compensation, corporate governance and stockholder communications and disclosure.

In addition, the NCG Committee:
●
recommends candidates to be nominated by the Board, including the re-nomination of any currently serving Director, to be placed on the ballot for stockholders to consider at the Annual Meeting or recommends nominees to be appointed by the Board to fill interim director vacancies;

●	leads the Board in its periodic performance evaluation and conducts annual performance self-evaluations of the NCG Committee and each Director of the Board;
●	reviews periodically the membership and Chair of each committee of the Board and recommends committee assignments to the Board, including rotation or reassignment of any Chair or committee member;
●	recommends policies for compensation, including equity compensation, for independent Board members, in line with our overall strategies for risk management;
●	monitors significant developments in the regulation and practice of corporate governance and of the duties and responsibilities of each Director;
●	evaluates and administers the Corporate Governance Guidelines of the Company and recommends changes to the Board and reviews the Company’s governance structure;
●	reviews the Nominating and Corporate Governance Committee’s charter on an annual basis and presents the Board with recommended changes; and
●
establishes procedures for communicating with stockholders and assists management in the preparation of the disclosure in our Proxy Statement and other documents filed with the SEC regarding Director independence and the operations of the NCG Committee.

The Nominating and Corporate Governance Committee has written policies in place for accepting Director nominations from stockholders and identifying nominees for Director as well as minimum qualifications for Director nominees as described in this Proxy Statement.

A copy of the Nominating and Corporate Governance Committee Charter is available on our website at hibbett.com under the heading “Investor Relations.”  In addition, a printed copy of its Charter will be provided to any stockholder upon request submitted to Investor Relations at our address listed elsewhere in this Proxy Statement.

HIBBETT SPORTS® 2019 Proxy Statement

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Director Compensation Table

Annual compensation for non-employee Directors for Fiscal 2019 was comprised of cash and equity compensation.  Each of these components and the total compensation amounts of our non-employee Directors for the fiscal year ended February 2, 2019 are shown in the following table (in dollars):

Director	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards (2)	All Other Compensa- tion (3)	Total
Jane F. Aggers (4)	$71,250	$123,759	$--	$--	$195,009
Anthony F. Crudele	$115,000	$100,009	$--	$--	$215,009
Karen S. Etzkorn (5)	$--	$170,009	$--	$--	$170,009
Terrance G. Finley	$70,000	$--	$96,027	$--	$166,027
James A. Hilt (6)	$70,000	$--	$46,849	$--	$116,849
Michael J. Newsome (7)	$224,327	$150,003	$--	$-	$374,330
Ralph T. Parks	70,000	$100,009	$--	$--	$170,009
Alton E. Yother	$95,000	$100,009	$--	$--	$195,009

Note:  The Director Compensation Table requires a column for Change in Pension Value, Nonqualified Deferred Compensation Earnings and Non-Equity Incentive Plan Compensation of which we have none.  Therefore, for presentation purposes, these columns were omitted.

(1) Stock awards represent the annual equity award to Directors for those Directors who chose stock as their form of equity under the 2012 Director Equity Plan and director fees deferred into stock units under the 2015 Director Deferred Compensation Plan.  Stock awards are valued at their grant date fair value equal to the closing stock price of our common stock on the date of grant.

(2) Option awards represent the annual equity award to Directors for those Directors who chose stock options as their form of equity under the 2012 Director Equity Plan.  Stock options are valued at their grant date fair value in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 – Compensation –Stock Compensation (ASC Topic 718).  Total options outstanding to purchase our common stock at February 2, 2019 for our current non-employee Directors were as follows:

Director	Options Outstanding	Expiration Dates
Ms. Aggers	19,073	12/1/2020 - 12/31/2022
Mr. Crudele	--	N/A
Ms. Etzkorn	--	N/A
Mr. Finley	59,204	3/16/2021 - 3/27/2028
Mr Hilt	27,733	9/16/2027 - 3/27/2028
Mr. Newsome	--	N/A
Mr. Parks	5,000	3/13/2022
Mr. Yother	20,000	3/17/2019 - 3/13/2022

During Fiscal 2019, we made an annual grant of stock options to two directors dated March 27, 2018.  A total of 19,994 stock options was granted at an exercise price of $22.55.  The fair value of the grants was $7.15 which was estimated on the date of grant using the Black-Scholes pricing model assuming an expected life of 3.98 years, expected volatility of 36.09%, a risk-free interest rate of 2.45% with no dividend yield.

See Note 4 to the consolidated financial statements in our Annual Report on Form 10-K filed April 18, 2019 for additional information regarding the Company’s assumptions concerning expected option life, expected volatility, risk-free interest rate and dividend yield.
HIBBETT SPORTS® 2019 Proxy Statement

(3) All other compensation primarily consisted of occasional gifts to Directors such as sporting goods merchandise and was of negligible value.

(4) Ms. Aggers elected to defer a portion of her fees earned for Fiscal 2019 into stock units subject to the provisions of the 2015 Director Deferred Compensation Plan.  Total fees earned by Ms. Aggers for Fiscal 2019 were $95,000.  Allocations of deferred fees are calculated each calendar quarter.  The Fiscal 2019 deferrals for Ms. Aggers, including her annual equity award based on a value of $100,000, converted into 5,673 deferred stock units that will be paid out under the plan based upon her elections at deferral.

(5)  Ms. Etzkorn elected to defer all fees earned for Fiscal 2019 into stock units subject to the provisions of the 2015 Director Deferred Compensation Plan.  Total fees earned by Ms. Etzkorn for Fiscal 2019 were $70,000.  Allocations of deferred fees are calculated each calendar quarter.  The Fiscal 2019 deferrals for Ms. Etzkorn, including her annual equity award based on a value of $100,000, converted into 8,085 deferred stock units that will be paid out under the plan based upon her elections at deferral.

(6) Mr. Hilt was appointed to our Board in August 2017 and received an initial equity grant valued at $75,000 in Fiscal 2018.  He received a pro-rata equity grant for a partial year of service in Fiscal 2019 valued at $48,800 which converted into 6,556 stock options.

(7) Mr. Newsome elected to defer all fees earned for Fiscal 2019 into cash subject to the provisions of the 2015 Director Deferred Compensation Plan.  Cash paid to Mr. Newsome during Fiscal 2019 represents fees deferred from prior years.  Allocations of deferred fees are calculated each calendar quarter.  The Fiscal 2019 deferrals for Mr. Newsome were $220,000.  His annual equity award, valued at $150,000, was deferred into stock and converted into 6,652 deferred stock units that will be paid out under the plan based upon his election at deferral.

Director Fees Earned or Paid in Cash

Fees earned or paid in cash consist of annual Board fees to all non-employee Directors and annual retainers for our Lead Director and Chair of our Audit and Compensation Committees.  The Board adopted the following pay structure in Fiscal 2019 for non-management Directors:

Annual Retainer	$70,000	Paid quarterly to all non-employee Directors
Chair	$150,000	Additional annual retainer, paid quarterly
Lead Director	$45,000	Additional annual retainer, paid quarterly
Audit Committee Chair	$25,000	Additional annual retainer, paid quarterly
Compensation Committee Chair	$25,000	Additional annual retainer, paid quarterly

The Lead Director also acts as Chair of the Nominating and Corporate Governance Committee.  Payments to our independent Directors may be paid in cash or may be deferred into stock units, stock options or cash.  The total fees earned or paid in cash to all non-employee Directors during Fiscal 2019 are outlined in the following table:

	Retainers
Director	Annual	Chair	Lead Director	Committee Chair	Total Fees Earned	Total Paid in Cash
Ms. Aggers (1)	$70,000	$--	$--	$25,000	$95,000	$71,250
Mr. Crudele (2)	$70,000	$--	$45,000	$--	$115,000	$115,000
Ms. Etzkorn (3)	$70,000	$--	$--	$--	$70,000	$--
Mr. Finley (2)	$70,000	$--	$--	$--	$70,000	$70,000
Mr. Hilt (2)	$70,000	$--	$--	$--	$70,000	$70,000
Mr. Newsome (4)	$70,000	$150,000	$--	$--	$220,000	$--
Mr. Parks (2)	$70,000	$--	$--	$--	$70,000	$70,000
Mr. Yother (2)	$70,000	$--	$--	$25,000	$95,000	$95,000

(1) 25% of fees earned deferred into stock units pursuant to the 2015 Director Deferred Compensation Plan.  75% of fees earned were paid in cash.
HIBBETT SPORTS® 2019 Proxy Statement

(2) All fees paid in cash.

(3) All fees earned deferred into stock units pursuant to the 2015 Director Deferred Compensation Plan.

(4) All fees deferred into cash pursuant to the 2015 Director Deferred Compensation Plan.  In addition, Mr. Newsome received cash during Fiscal 2019 for fees deferred from a prior year plus earnings on the deferral in the amount of $224,327.

Equity Plans for Directors

There were two plans that governed equity awards to non-employee Directors during Fiscal 2019.

2012 Non-Employee Director Equity Plan (DEP).  The DEP provides for grants of equity awards to non-employee Directors and was adopted by our stockholders and made effective on May 24, 2012.  The DEP allows each non-employee Director to elect the form of equity they prefer and to receive their equity on a tax deferred basis.  Non-employee Directors receive a fully vested equity award based on the value approved by the Board and the irrevocable elections must be made prior to the beginning of each calendar year.  If no choice is made, the equity award will be issued as stock options.

A newly appointed or elected non-employee Director to the Board can elect a form of equity prior to the first Board meeting attended.  If no choice is made, the equity award will be issued as stock options based on the value approved by the Board for newly appointed or elected Directors.  This initial award is subject to forfeiture if the Director does not complete one year of service on the Board, subject to death, change in control or subsequent Board action.

Each non-employee Director who is elected or appointed to the Board, upon election, receives $75,000 in value of stock determined as of the market close on the date of grant.  Each non-employee Director, who has served a full fiscal year, receives $100,000 in value of stock determined as of the market close on the date of grant, pro-rated for Directors who serve less than one full fiscal year.  The Chair of our Board receives $150,000 in value of stock determined as of the market close on the date of grant.  Under the DEP, the Board has elected to reduce the actual value of grants to Directors, with the exception of our Chair, below the stockholder approved maximum value allowed of $150,000.

Equity forms allowed under the DEP are stock options, stock appreciation rights, restricted stock and restricted stock units.

2015 Director Deferred Compensation Plan (Deferred Plan).  The 2015 Deferred Plan was adopted effective July 1, 2015 and allows non-employee directors an election to defer all or a portion of their fees into cash, stock units or stock options annually on a calendar year basis.  Any eligible Director may make a deferral by delivering an election to us no later than December 31 of the year immediately preceding the year to which the election is related.  Newly elected or appointed eligible Directors have 30 days following the date on which they first became a Director to make such election.

Two eligible Directors deferred all fees earned in Fiscal 2019 and one eligible Director deferred a portion of fees earned in Fiscal 2019.  For Fiscal 2020, two eligible Directors have elected to defer all or a portion of their fees.  Deferrals to stock units are governed by the DEP.  Deferral elections for Fiscal 2020 were made pursuant to the Deferred Plan.

HIBBETT SPORTS® 2019 Proxy Statement

The annual option grant to non-employee Directors in Fiscal 2019 was governed by the DEP.  The annual grant to non-employee Directors occurs on the same date as the annual grant of equity awards to management and our other employees.  The Compensation Committee has adopted the annual grant date as no earlier than the third business day following the release of the Company’s annual earnings for the fiscal year, but no later than the first (1st) Monday in April.  Stock awards under the DEP relating to service during the current fiscal year are awarded the following fiscal year to eligible directors serving as a director on the last day of our fiscal year.  All of our non-employee Directors served the full fiscal year and were awarded a value of $100,000 in the equity form of their choice, with the exception of Mr. Hilt.  Mr. Newsome, as Chair of the Board, was awarded a value of $150,000 in the equity form of his choice.  The annual awards to Directors were dated March 28, 2018.  Mr. Hilt was appointed to the Board in August 2017 and was awarded a pro-rata value of $46,849.

Stock Awards.  Under the 2015 Deferred Plan, the election to defer fees into stock units is calculated by taking the total fees deferred each calendar quarter and dividing by the closing price of our common stock on the last day of the calendar quarter to determine the number of stock units earned for that period.  Stock units earned are governed by the DEP.

Ms. Aggers elected to defer 25% of her Board fees earned during Fiscal 2019 into stock units.  In Fiscal 2019, Ms. Aggers deferred total fees of $23,750 which converted into 1,238 stock units.  Ms. Etzkorn elected to defer 100% of her Board fees earned during Fiscal 2019 into stock units.  In Fiscal 2019, Ms. Etzkorn deferred total fees of $70,000 which converted into 3,650 stock units.

Option Awards.  Under the 2015 Deferred Plan, the election to defer fees into stock options is calculated by taking the total fees deferred each calendar quarter and dividing by the closing price of our common stock on the last day of the calendar quarter times a factor of 0.33 to determine the number of stock options earned for that period.  Stock options earned are governed by the DEP.

Options awarded to non-employee Directors vest immediately upon grant and expire on the tenth anniversary of the date of grant.  We apply the fair value recognition provisions of ASC Topic 718.  The fair value of each stock option is estimated on the grant date using the Black-Scholes option-pricing model.  (See Note 4 to the consolidated financial statements in our Annual Report on Form 10-K filed on April 18, 2019.)  Mr. Hilt opted to defer fees into stock options in Fiscal 2019.

All Other Compensation

We have determined that there was no other compensation paid to Directors for director services in Fiscal 2019 except the occasional gift usually in the form of sporting goods merchandise such as footwear or apparel and the interest earned on Messrs. Newsome’s and Yother’s deferred compensation.  The occasional gifts have a negligible market value.  Each Director is entitled to reimbursement for his/her reasonable out-of-pocket expenses incurred in connection with travel to and from, and attendance at, meetings of the Board or its committees and related activities, including director education courses and materials.

Director Compensation Changes for Fiscal 2020

Currently, there are no planned changes to the compensation structure for non-employee Directors for Fiscal 2020.
However, with the pending retirement of our Chairman, Mr. Newsome, at this year’s Annual Meeting of Stockholders, the Nominating and Corporate Governance Committee will be assessing Board structure and compensation over the next few months.

HIBBETT SPORTS® 2019 Proxy Statement

Stock Ownership Requirements for Non-Employee Directors

The Compensation Committee has adopted stock ownership requirements for Directors in an effort to better align personal and corporate incentives of Directors with our stockholders.  Within three years of a Director’s election or appointment, non-employee Directors are required to maintain ownership of Company equity in an amount equal to three times (3x) their annual cash retainer.  Company equity may be in the form of common stock or common stock equivalents such as options, restricted stock, stock units, etc.  Common stock and common stock equivalents are valued based on the closing price of our common stock on the last business day of the fiscal year, and stock options are valued using the Black Scholes method as if the award had been granted on the last day of the fiscal year but using the initial grant date strike price.

Once the ownership requirement threshold is initially achieved, the Director will be granted reasonable, additional time to re-achieve the required equity ownership level if it is determined that the ownership fell below the required level due solely to a price decline of our stock, as opposed to the selling of Company equity.

As of the fiscal year ended February 2, 2019, all of our non-employee Directors were in compliance with the stock ownership requirements, with the exception of Ms. Etzkorn who was appointed on November 1, 2016 and Mr. Finley whose ownership fell below the required level due solely to the decline in price of our common stock.

COMPENSATION COMMITTEE REPORT

The Compensation Discussion and Analysis (CD&A) included in this Proxy Statement is intended to provide our stockholders with information about our compensation philosophy and to understand our rationale and decision-making process concerning our compensation practices with respect to our NEOs through clearly communicated narratives and tables.

We have identified the NEOs for Fiscal 2019 as:
●	Jeffry O. Rosenthal, our Chief Executive Officer (CEO) and President;
●	Scott J. Bowman, our Senior Vice President and Chief Financial Officer (CFO);
●	Cathy E. Pryor, our Senior Vice President of Operations; and
●	Jared S. Briskin, our Senior Vice President and Chief Merchant.

The CD&A should be read in conjunction with the Summary Compensation Table, related tables and narrative disclosures contained within.  We have reviewed the CD&A included in this Proxy Statement and discussed it with management.  In reliance on such reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis following this report be included in this Proxy Statement and, through incorporation by reference from this Proxy Statement, the Company’s Annual Report on Form 10-K for the fiscal year ended February 2, 2019.

Submitted by the members of the Compensation Committee of the Company’s Board of Directors:

Jane F. Aggers, Chair; Karen S. Etzkorn, Terrance G. Finley and Ralph Parks

The Compensation Committee report does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Compensation Committee Report by reference therein.

Compensation Risk Assessment

As part of our overall business risk assessment, we conduct an assessment of our compensation plans and measures to evaluate whether the plans may cause the Board, executives, managers and/or all employees to act in an undesired manner inconsistent with Company objectives, strategies and ethical standards and with prudent business practices.  We further evaluate whether the Company may fail to identify Key Performance Indicators (KPI) and/or accurately report existing KPIs.  The Compensation Committee supports the Board’s oversight of risk management by addressing risks inherent in matters under the Committee’s purview, including executive compensation, incentive plans and succession planning.
HIBBETT SPORTS® 2019 Proxy Statement

We present and discuss the findings of the risk assessment with the Audit Committee on an annual basis.  Based upon the assessment and discussions with the Audit Committee, we believe that our compensation policies and practices do not encourage excessive or unnecessary risk-taking and are not reasonably likely to have a material adverse effect on the Company.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is a current or former officer of the Company or any of our subsidiaries.  In addition, none of the members of the Compensation Committee has or had any relationship with the Company during Fiscal 2019 that requires disclosure in accordance with the applicable rules of the Securities and Exchange Commission relating to compensation committee interlocks and insider participation.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis (CD&A)

Executive Summary

The primary objectives of our executive compensation program are to provide compensation that:
●	attracts and retains highly qualified executive officers and motivates them to deliver a consistently high level of performance;
●
aligns the economic interests of our executive officers with those of our stockholders by placing a substantial portion of their compensation at risk through performance goals that, if achieved, are expected to increase total stockholder return;

●
rewards performance that emphasizes teamwork among executive officers that supports healthy Company growth and supports the Company’s values by promoting a culture of integrity, business ethics and customer service; and

●	rewards execution of short-term and long-term strategic initiatives.

We believe the compensation earned by our NEOs reflect our financial results in Fiscal 2019, particularly their variable or at risk compensation.  The performance and pay results are strong indicators that our business strategy and compensation philosophies are appropriately synchronized.

The Compensation Committee structures the total compensation program for executives to consist of:
●	base salary,
●	performance-based cash bonus,
●	performance-based equity awards, and
●	certain other benefits, including a nonqualified deferred compensation plan and supplemental 401(k) plan discussed in more detail later in this document.

Our compensation program has been consistently applied by the Compensation Committee for several years.   The Compensation Committee believes that a majority of the total compensation opportunity for executives should be variable or at risk with the majority allocated to cash bonuses and equity awards that are contingent on the achievement of pre-determined performance measures in order to align compensation with the interests of stockholders.  Performance measures for management are based on Company-wide targets, with a greater emphasis for more senior personnel.

At the 2018 Annual Meeting of Stockholders, our stockholders soundly approved our Fiscal 2018 named executive officer compensation program, receiving 97.3% of eligible votes cast in favor.  The Compensation Committee concluded that the stockholders support our compensation policies and programs, which the Compensation Committee believes continue to provide a competitive pay-for-performance package that effectively incentivizes our NEOs and reinforces the Compensation Committee’s views that our executive compensation program is achieving its objectives without giving rise to excessive risk.

HIBBETT SPORTS® 2019 Proxy Statement

Fiscal 2019 Executive Compensation Highlights

We pay for Performance
▪	A significant portion of our named executive officers' (NEOs) total target compensation is "at-risk"
For Fiscal 2019:
» 54% for the Chief Executive Officer (CEO) and President
» 48% for the Senior Vice President and Chief Financial Officer (CFO)
» 48% for the Senior Vice President of Operations
» 48% for the Senior Vice President and Chief Merchant
▪	A minimum of 87% of equity compensation and annual cash incentive compensation is tied to performance against pre-established, specific, measurable financial performance goals
We seek to Mitigate Compensation-Related Risk
▪	Annual enterprise-wide risk assessment, including compensation
▪	Clawback policy for NEOs and other employees covering both cash incentive and equity compensation
▪	Stock ownership guidelines for all NEOs and Directors
▪	No guaranteed bonuses
▪	Anti-hedging policy applicable to all employees, officers and Directors

Set forth below is the Fiscal 2019 target annual compensation mix for our NEOs:
Chief Executive Officer	Average of all other NEOs
54% Performance-Based	48% Performance-Based

(1)	Performance-based restricted stock unit (PSU). PSU awards contain a performance condition and service criteria.
(2)
Restricted stock unit (RSU).  RSU awards do not contain a performance condition but vest only after the service criteria is met.  (See Elements of our Compensation Program beginning on page 29 for more information on executive compensation.)

Total Compensation Program Objectives and Philosophy

Individual compensation levels are based on the duties and responsibilities assumed by each named executive officer, individual performance, tenure and the attainment of Company goals.  The Compensation Committee considers compensation levels of comparable executives at peer companies to ensure basic compensation competitiveness but does not benchmark NEO compensation to particular executive compensation percentiles at peer group companies.
HIBBETT SPORTS® 2019 Proxy Statement

Our NEOs are accountable for the performance of the Company and the function they manage and are compensated based on that performance.  NEOs are rewarded when defined performance objectives are achieved and value is created for our stockholders.  The Compensation Committee has decided to base the majority of performance-based compensation, including equity awards, on the achievement of Company goals, with the exception of any newly-hired executive whose initial bonus and equity are typically based on service.  The Compensation Committee’s philosophy is that a higher percentage of pay dependent on our performance adds stockholder value by aligning executive compensation with revenue and net income growth.

Long-term compensation for NEOs consists of equity awards such as restricted stock units (RSUs).  In determining equity awards, the Compensation Committee endeavors to create a balance that reinforces the “pay-for-performance” philosophy while encouraging share ownership and retention.  The Compensation Committee has currently opted to award only RSUs in the annual employee award, which includes our NEOs.

The majority of RSU awards to our NEOs contain performance and service criteria (PSUs) set by the Compensation Committee that must be achieved in order to be earned.  The awarding of PSUs is designed to align stockholder and management interests through incentives that encourage the highest level of corporate governance and focus on rewarding our executives for increased Company value and financial results over the long-term, without encouraging excessive or unnecessary risk-taking.  The remainder of RSU awards to our NEOs are service-based and vest equally over a three-year period.  The service-based awards encourage share ownership and retention of key employees.  The form and composition of equity awards, as well as other elements of compensation, may be adjusted in the future as our compensation philosophy evolves.  The RSU awards to our employees, excluding our NEOs, are service-based only.

Role of Our Compensation Committee

The Compensation Committee approves all cash and equity-based compensation to our executive officers, including the CEO.  Prior to approving such compensation, the Compensation Committee oversees the performance evaluations of our CEO and other executive officers.  The Compensation Committee reviews the compensation of the CEO in light of his performance evaluation and, following discussions with him where it deems appropriate, establishes his compensation.  Our Compensation Committee also administers the Company’s 2015 Equity Incentive Plan (EIP) and approves all equity grants to executive officers.

The Compensation Committee recognizes the importance of maintaining sound principles for the development and administration of compensation and benefit programs and has taken steps to significantly enhance the Compensation Committee’s ability to effectively carry out its responsibilities as well as ensure that we maintain strong links between executive pay and Company performance.  The Compensation Committee actively and consistently:
●	holds executive sessions without the presence of management;
●	reviews and implements a compensation structure for our NEOs;
●	considers succession plans and strategies for our NEOs, as well as other key employees; and
●	monitors stock ownership of our NEOs.

The Compensation Committee’s Charter reflects these and other responsibilities, and the Compensation Committee and the Board periodically review and revise the Compensation Committee Charter.  The NCG Committee recommends the Compensation Committee’s membership.

Role of Executive Officers in Compensation Decisions

For Fiscal 2019, Jane Aggers, Chair of our Compensation Committee, reviewed the performance of our CEO with the Compensation Committee, while Jeffry Rosenthal, our CEO and President, reviewed the performance of the other NEOs with the Compensation Committee.  Recommendations for base pay, as well as for percent of base pay for bonus and equity awards, were made accordingly with respect to executive compensation for NEOs.  The Compensation Committee generally approves the recommendations with minor adjustments.  As prescribed in the Company’s Statement of Employee Equity Grant Practices, the Compensation Committee conducts these reviews within 90 calendar days of the Company’s fiscal year end.  The only other role NEOs have in the determination of executive compensation is in the recommendation of the annual Company budget from which performance levels are based for incentive bonuses and performance-based equity awards.  The annual Company budget is presented by management to the entire Board for review and approval.
HIBBETT SPORTS® 2019 Proxy Statement

Role of Compensation Consultants

The Compensation Committee last engaged an independent compensation consultant in Fiscal 2016 to advise the Committee on matters relating to executive compensation and assist in developing and implementing our executive compensation program.  Furthermore, the Compensation Committee, on occasion, utilizes an on-line compensation subscription service that provides detailed executive compensation benchmarking analytics for comparison of our executive pay packages to that of our peer group.  Our Company counsel also provides feedback from time to time, particularly on matters related to our equity plans, change of control agreements and severance agreements.

Peer Groups, Annual Benchmarking and Survey Data

The Compensation Committee evaluates our executive compensation practices and financial performance by reference to a peer group.  The peer group is a group of companies which would be considered peers for executive talent purposes and is similar to Hibbett in terms of size, industry and/or scope of operations.  Due to the limited number of companies directly similar in size, we include companies that are both somewhat smaller and somewhat larger than us, particularly companies from which we could recruit executive talent.  The Committee periodically reviews the companies comprising the peer group and revises the group as it deems appropriate to reflect applicable changes within the industry.

We last reviewed our senior executive compensation relative to the peer group in Fiscal 2018 with supplemental data from published market surveys with the independent compensation consultant we engaged in Fiscal 2016.  The Committee used the reporting and services provided to evaluate whether the executive compensation levels, including base salary and incentive payouts, were within industry norms and our business strategy.  Data from the peer group was supplemented with broad-based compensation survey data to develop a comprehensive view of the competitive market.  The Committee believes that use of this survey data is an important element of our compensation evaluation.  Compensation survey data includes companies comparable to us in terms of size and scale from the broader retail industry that influence the competitive market for executive compensation levels.

The following is a list of the companies which were most often used by the Compensation Committee in Fiscal 2019 when evaluating our executive compensation:

Ascena Retail Group, Inc.	Citi Trends, Inc.	Select Comfort Corp
Big 5 Sporting Goods Corp	DSW, Inc.	Shoe Carnival, Inc.
Buckle, Inc.	Finish Line, Inc.	Stage Stores, Inc.
Caleres, Inc.	Foot Locker, Inc.	Urban Outfitters, Inc.
Cato Corp.	Genesco, Inc.	Zumiez Inc.

While the Compensation Committee does not directly benchmark NEO compensation to the comparable executive compensation at these peer companies, it does consider general competitiveness of the total compensation of our NEOs compared to similarly situated executive officers.  The Compensation Committee therefore generally confirms that total annual compensation for our NEOs, assuming performance-based compensation targets are met but not exceeded, is above the median but below the 75th percentile of total compensation for similarly situated executives at the peer group companies.

Compensation Program Principles

Our Compensation Committee uses the following principles to implement our compensation philosophy and achieve our executive compensation program objectives:
●
Pay for performance.  A substantial portion of the total compensation of our executive officers is composed of annual and long-term incentive payments that are earned upon achievement of financial results that contribute to total stockholder return.

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Reward long-term growth and sustained profitability.  The majority of equity awards are based on a combination of short-term and long-term financial goals.  These awards require sustained financial performance to deliver significant value and encourage our executive officers to execute strategic initiatives and deliver continued growth over an extended period of time.

HIBBETT SPORTS® 2019 Proxy Statement

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Share ownership and retention. While the performance-based equity awards also contain a service condition, a portion of equity awards are intended solely to encourage retention and ownership in the Company.

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Modest benefits and limited perquisites.  We provide standard employee benefits and very limited perquisites or other forms of compensation to our NEOs.  Any perquisites received are generally available to other levels of management and employees.  We believe our compensation program provides adequate financial opportunities to our executive officers to the extent that extra benefits and perquisites are not required to attract and retain such executives.

Elements of our Compensation Program

Compensation Element	Objective	Type and Form of Compensation
Base Salary	To provide a minimum, fixed level of cash compensation for executive officers	Not at risk; Annual cash compensation
Stock Unit Awards	To provide a minimum, fixed level of equity compensation for executive officers	Not at risk; Annual service- based compensation
Short-Term Incentive (Cash Bonus)	To encourage and reward executive officers for achieving annual Company performance goals	At risk; Annual performance compensation
Long-Term Incentive (Equity Awards)	To motivate and retain executive officers and align their interest with stockholders through:
	Performance-based RSUs based on short-term financial goals and long-term service	At risk; Short-term performance compensation
	Performance-based RSUs based on long-term financial goals	At risk; Long-term performance compensation
Employee Benefits	To promote health, well-being and financial security of employees, including executive officers	Not at risk; Annual indirect compensation

Annual Cash Compensation

Base Salary

Base salaries are the foundation of our executive compensation program.  They provide a fixed, baseline level of cash compensation based on each executive officer’s position, experience, level of responsibility, individual job performance, contributions to the Company’s corporate performance, job tenure and future performance.  Base salary levels also impact amounts paid under other elements of our executive compensation program, including short-term incentives and equity awards.

The base salaries for our NEOs in Fiscal 2019, Fiscal 2018 and Fiscal 2017 were:

NEO	Fiscal 2019	Fiscal 2018	Fiscal 2017
Mr. Rosenthal	$575,000	$515,000	$515,000
Mr. Bowman	$375,000	$340,000	$340,000
Ms. Pryor	$400,000	$400,000	$400,000
Mr. Briskin	$325,000	$300,000	$300,000

In most instances, base salaries fall at the 25th percentile of median base salaries for comparable executives at peer companies due to the Compensation Committee’s philosophy of emphasizing performance-based compensation.  The salary levels for our NEOs for the fiscal year ended February 2, 2019, including the salary of Mr. Rosenthal as President and CEO, are based upon individual performance and responsibility, as well as the salary levels paid by other similarly situated sporting goods and specialty retail companies from our peer group.  Based upon a review of such companies, the base salary levels approved by the Compensation Committee are generally conservative when compared to our peers, because their philosophy is that performance-based pay adds more value to the stockholder.

HIBBETT SPORTS® 2019 Proxy Statement

Substantial additional earnings opportunities are provided primarily through achievement of Company performance goals that also apply to equity-based awards.  We have set a moderate base pay and combined it with a significant performance component that provides our executives with an incentive-based compensation program consistent with our emphasis on being financially conservative.  For Fiscal 2019, an average of 50% of our NEO’s compensation was at risk.

Short-Term Incentive Compensation (Cash Bonus)

Our cash bonus program is subject to the 2016 Executive Officer Cash Bonus Plan (Bonus Plan) adopted by our stockholders.  With the adoption of the Bonus Plan, the Compensation Committee has guidelines by which to structure incentives to executive officers through the use of qualified performance-based compensation.  The Bonus Plan allows flexible compensation alternatives within our overall compensation philosophy.

The program is designed to provide short-term incentive compensation to our executives based upon pre-established performance goals for the Company.  The Compensation Committee determines the amount of target bonus awards for each executive as a percent of their base salary.  Bonus targets emphasize contribution to our success during the year and the performance of those aspects of our business for which each executive has responsibility.  See the Summary Compensation Table and narrative discussion below for individual executive officer detail.

The following table illustrates the executives’ target bonus as a percent of individual base salaries for Fiscal 2019, Fiscal 2018 and Fiscal 2017 of which the executives earned 65.0%, 0.0% and 72.5% of their target for each year, respectively:

NEO	Position	Fiscal 2019	Fiscal 2018	Fiscal 2017
Jeffry O. Rosenthal	CEO and President	100.0%	100.0%	100.0%
Scott J. Bowman	Senior Vice President and CFO	75.0%	75.0%	75.0%
Cathy E. Pryor	Senior Vice President of Operations	75.0%	75.0%	75.0%
Jared S. Briskin	Senior Vice President and Chief Merchant	75.0%	75.0%	75.0%

Company performance goals were based on earnings before interest and taxes (EBIT) determined by the annual budget as approved by the Board of Directors for Fiscal 2019, Fiscal 2018 and Fiscal 2017.  Each bonus was contingent solely upon Company performance.  The annual cash bonus represents the Compensation Committee’s “pay for performance” philosophy.  If the EBIT target that is established is exceeded, then the NEO earns more, up to 150% of the target bonus; if we fall short of our EBIT target, then the NEO earns less or nothing at all.  This tiered structure is applied to all our NEOs and also to the overall employee cash bonus portion that is contingent on the EBIT goal.

For Fiscal 2019, Fiscal 2018 and Fiscal 2017, each executive’s (and employee’s) earned percentage of his or her Company performance bonus depended on the Company’s actual performance in relation to the Company’s EBIT goal as summarized in the following table:

Fiscal 2019		Fiscal 2018 and Fiscal 2017
% of Company Performance Goal Attained	Portion of Executive’s Company Performance Bonus Deemed Earned	% of Company Performance Goal Attained	Portion of Executive’s Company Performance Bonus Deemed Earned
Below 90.0%	0.0%	Below 85.0%	0.0%
90.0%	50.0%	85.0%	62.5%
95.0%	75.0%	90.0%	75.0%
100.0%	100.0%	95.0%	87.5%
105.0%	125.0%	100.0%	100.0%
110.0%	150.0%	105.0%	112.5%
115.0%	175.0%	110.0%	125.0%
		115.0%	137.5%
120.0% or above	200.0%	120.0% or above	150.0%
HIBBETT SPORTS® 2019 Proxy Statement

The following table sets forth the EBIT goal for each year and the level achieved and paid out to our NEOs (and employees in our bonus pool) based on that achievement for Fiscal 2019, Fiscal 2018 and Fiscal 2017:

	EBIT Goal	EBIT Achieved	% of Goal Achieved	% of Payout
Fiscal 2019	$46.8 million	$43.8 million	93.6%	65.0%
Fiscal 2018	$94.4 million	$53.7 million	56.9%	Forfeited
Fiscal 2017	$108.0 million	$96.8 million	89.0%	72.5%

The Compensation Committee strives to set goals that motivate our executive officers to improve performance over previous years, without encouraging excessive risk taking, while taking into consideration long-term strategic initiatives that may impact year-over-year comparability.  Calculation of the Company performance bonus earned by each NEO is based on the final audited consolidated financial statements and, if applicable, is usually paid out in March of the following year.

The Compensation Committee reserves the right to make adjustments to incentive bonuses.  In Fiscal 2018, the Compensation Committee excluded the favorable effect of the sale of our Team Division of $3.0 million when determining the level of achievement for the EBIT goal for Fiscal 2018.  In Fiscal 2019, the Compensation Committee excluded identified non-recurring costs of $6.2 million associated with the acquisition of City Gear when determining the level of achievement for the EBIT goal for Fiscal 2019.  In both cases, the Compensation Committee determined that the adjustments were reasonable based primarily on the fact these transactions were not included in the projections at the time the Board was adopting the performance measurements and/or management’s ability or inability to control the financial impacts of the transactions.  Any modifications are carefully considered by the Compensation Committee and applied to special circumstances, such as those above, that warrant the modification.  There were no individual performance goals set for our NEOs for Fiscal 2019, Fiscal 2018 or Fiscal 2017.

Long-Term Incentive Compensation (Equity Awards)

Equity Award Practices

The Compensation Committee determines the amount of target equity awards for each executive as a percent of their base salary.  Through our EIP, the Compensation Committee has a wide range of award-based incentive alternatives to offer our NEOs.  Equity award types including stock options, stock appreciation rights, PSUs and RSUs, may be granted at the discretion of the Compensation Committee.  Awards of equity-based compensation to our executive officers complement our cash incentives and encourage an ownership stake in our Company to align the interest of our NEOs and our stockholders.

With the exception of new hire grants to executive officers, the Compensation Committee primarily grants PSUs to our NEOs as part of their annual compensation package, up to the limits allowed in the EIP at the time of grant.  In Fiscal 2019, the Committee added RSUs to the mix of equity awards granted to our NEOs.  PSUs are believed to strengthen the longer-term pay-for-performance alignment of the Company’s compensation program and provide retention motivation through time-vesting of half of the awards after achievement of the stated performance goal.  RSUs with time-based vesting without performance conditions are believed to strengthen retention motivation and overall equity ownership in the Company.

The Compensation Committee’s equity award policy is designed to facilitate the establishment of appropriate processes, procedures and controls in connection with the administration of our equity-based incentive plans.  The Compensation Committee’s policy sets the annual grant date for management and employee equity awards as no earlier than the third business day following the release of the Company’s annual earnings for the fiscal year just ended but no later than the first (1st) Monday of April each year.

HIBBETT SPORTS® 2019 Proxy Statement

Stock Awards

As part of the annual equity award, our practice is to determine the dollar amount of equity compensation that we want to provide to our executive officers as a percentage of base salary.  Over the last several years, 100% of the equity award was in the form of PSUs.  Historically, the full equity award was based on a formula that yielded an amount based on 80% of the 30-day trailing average (trailing average) price of our stock from the date of grant.  The trailing average price of our stock used for Fiscal 2019, Fiscal 2018 and Fiscal 2017 was $23.52, $29.45 and $28.57, respectively.

In Fiscal 2019, the Committee awarded 60% of the dollar amount of the NEO’s equity award in the form of PSUs and 40% in the form of RSUs.  The PSUs were awarded based on the trailing average price of our stock from the date of grant while the RSUs were awarded based on the closing market price of our common stock on the date of grant or $22.55 in Fiscal 2019.  Awards granted to our NEOs reflect our desire to provide incentives to these individuals that encourage our growth and long-term success as a Company.

Employee RSUs are granted under the provisions of the EIP, are based on a value determined individually by management, are based on the closing market price of our common stock on the grant date and have a service period of four years.

The following table reflects the target PSU awards granted to our NEOs and the percentage of base salary that the PSU award was based on for Fiscal 2019, Fiscal 2018 and Fiscal 2017:

	Fiscal 2019		Fiscal 2018		Fiscal 2017
NEO	Target # of PSUs	% of Base Salary	Target # of PSUs	% of Base Salary	Target # of PSUs	% of Base Salary
Mr. Rosenthal	18,300	60.0%	21,900	100.0%	18,000	100.0%
Mr. Bowman	9,000	45.0%	10,800	75.0%	8,900	75.0%
Ms. Pryor	9,600	45.0%	12,700	75.0%	10,500	75.0%
Mr. Briskin	7,800	45.0%	9,500	75.0%	7,900	75.0%

For Fiscal 2019, Fiscal 2018 and Fiscal 2017, half of the PSU award to our NEOs established by the Compensation Committee was a performance goal established on a one-year achievement based on Return on Invested Capital (ROIC).  The PSU award based on ROIC had a three-year vesting provision in all three fiscal years.  The other half of the PSU award was a performance goal established on a three-year achievement based on cumulative EBIT for all three fiscal years which vests in three years.

In Fiscal 2019, each NEO was also awarded an RSU award with graded vesting over three years.  The number of RSUs awarded and the percentage of base salary for the RSU award to each NEO was:

NEO	RSUs Awarded	% of Base Salary
Mr. Rosenthal	10,200	40.0%
Mr. Bowman	4,989	30.0%
Ms. Pryor	5,322	30.0%
Mr. Briskin	4,324	30.0%

The following tables set forth the ROIC and cumulative EBIT goals set for each year and the level achieved and earned by our NEOs based on that achievement:

	Goal	Goal Set	Goal Achieved	% of Equity Earned
Fiscal 2019	ROIC	13.7%	12.7%	65.0%
Fiscal 2018	ROIC	15.6%	11.6%	50.0%
Fiscal 2017	ROIC	16.8%	15.8%	80.0%
HIBBETT SPORTS® 2019 Proxy Statement

	Cumulative Years	Cumulative EBIT Goal	Cumulative EBIT Achieved	% of Equity Earned
Fiscal 2019	F2019 – F2021	(1)	undetermined	undetermined
Fiscal 2018	F2018 – F2020	$393.3 million	undetermined	undetermined
Fiscal 2017	F2017 – F2019	$345.0 million	$194.2 million	Forfeited

(1)
The structure for the three-year EBIT goal for Fiscal 2019 will be determined over time.  The first year’s base was set at $46.8 million.  Years two and three will be determined at 5% above the actual EBIT achieved in Fiscal 2019 and Fiscal 2020.  Fiscal 2019 EBIT achieved was $37.5 million but was adjusted for identified non-recurring costs of $6.2 million for an adjusted EBIT of $43.7 million.  At 5% above the Fiscal 2019 adjusted EBIT, the second year base added was $45.9 million for a cumulative total goal to-date of $92.7 million.

As with the cash bonus potential, the Compensation Committee excluded the effect of identified non-recurring costs of $6.2 million when determining the level of achievement for the ROIC goal in Fiscal 2019 and the three-year EBIT goals in Fiscal 2019, Fiscal 2018 and Fiscal 2017.  The ROIC award would have been forfeited with inclusion of the costs.  Inclusion of the costs would not have impacted the percentage of equity earned as it relates to the Fiscal 2017 award based on EBIT.  In addition, upon adoption of the Fiscal 2018 executive compensation program, the Compensation Committee elected to exclude the Team Division financial results from any incentive calculations in anticipation of its sale during the fiscal year.  The inclusion of the Team Division financial results would not have impacted the percentage of equity earned in Fiscal 2018.

We calculate ROIC as: (EBIT + Rent) x (1-Tax Rate) / (Shareholder’s Equity + Debt + Leases)

●	EBIT is defined as earnings before interest and income tax expense but after all other expenses.
●	Rent is defined as our consolidated rent expense on buildings.
●	1-Tax Rate where the Tax Rate is defined as the annual effective tax rate.
●	Shareholder’s Equity was defined as the average of the fiscal year total beginning and total ending balance, excluding stock repurchases under our stock repurchase authorization program.
●	Debt is defined as consolidated short-term, long-term or bank debt, but does not include capital leases.
●	Leases are defined as a multiple of four (4) times the annual consolidated rent expense.

Because the EBIT goal is based on a three-year cumulative achievement, the achievement for Fiscal 2019 and Fiscal 2018 are yet to be determined.

Consistent with prior years, the Compensation Committee will award only RSUs in Fiscal 2020 to all participating employees, including the NEOs.  The NEO awards will be a mix of RSUs and PSUs determined based on a percentage of each executive’s base salary while awards to other participating employees are based primarily on their position and salary level.  The Compensation Committee approved a budget of $2.7 million and the Company awarded a value of $2.6 million for employee RSU awards (excluding our NEOs) for Fiscal 2020.  The total shares awarded for the annual award for Fiscal 2020 was 197,606 shares of which our NEOs were awarded 18,625 service-based RSUs based on the stock price at the close of the date of grant of $18.04 and 34,300 RSUs in the form of PSUs based on a trailing average of $18.38.  See Summary Compensation Table and related disclosures for more detail of equity awards to each NEO.

Timing of Equity Awards

We grant equity awards to eligible employees generally on three occasions: annually, upon hire (for certain senior positions) and occasional special one-time grants to executive management upon approval by the Compensation Committee.  The fair value of awards is based on the closing price of our common stock on the date of grant (or if not a business day, the immediately preceding business day) as defined in our equity plans.

HIBBETT SPORTS® 2019 Proxy Statement

In Fiscal 2019 and Fiscal 2017, we granted all annual employee equity awards, including our executives, on the same day.  In Fiscal 2018, the annual grant to our executives was two days after the annual grant to our employees because the material terms of the executive awards were not finalized until March 15, 2017.  The annual grant date to our employees was March 14, 2017 and to our executives was March 16, 2017.  Under the Statement of Employee Equity Grant Practices (EGP) adopted by the Compensation Committee, the grant date for annual awards to executives and employees is defined as no earlier than the third business day following the public release of our annual earnings, but no later than the first (1st) Monday of April.

Any grants to newly hired executives are made on the first day of the fiscal quarter after hire.  Special purpose grants are effective as of the Friday following the Compensation Committee’s formal approval.  The Compensation Committee reserves the right to modify this practice if circumstances warrant as it did for the Fiscal 2018 grant date to our executives.  No award will be deemed made until all material terms, including the type of award, number of shares, grant date, and the identification of each grantee, is determined with finality without the benefit of hindsight.  The award date for all Fiscal 2020 awards was set for March 21, 2019.

Employment and Retention Agreements

There are currently no employment or retention agreements with any executive officer or employee of the Company.

Severance and Change in Control Payments

The Compensation Committee has adopted a Change in Control Severance Agreement (Severance Agreement) for our Named Executive Officers.  If a covered executive’s employment is terminated by the Company without cause or by the executive for good reason within: (i) two years following a Change in Control; or (ii) within a six-month period prior to a Change in Control if the executive’s termination or resignation is also directly related to or occurs in connection with a Change in Control, the Company shall pay the executive a severance payment in the amount equal to one and one half (1.5) times the sum of the executive’s covered salary and covered bonus.  The severance shall be paid within thirty (30) days of the executive’s termination date or the Change in Control date, whichever is later.  In addition, to the extent the executive has been granted equity compensation under the Company’s equity compensation plans, the executive’s interest in such awards would become fully exercisable, vested and nonforfeitable as of the Change in Control date, to the extent not already exercisable or vested as of such date.

The covered salary for purposes of this Severance Agreement shall mean 1.5 times the highest annual rate of base salary paid to the executive by the Company prior to the termination or resignation of the executive’s employment.  The covered bonus for purposes of this Severance Agreement shall mean the average of the actual cash bonuses paid to the executive for the five years prior to the year of the executive’s termination or resignation from the Company (or shorter period if the executive has been employed for a shorter period), but not to exceed the target bonus in the year of termination or resignation.

The following table shows the estimated payouts to our NEOs if a Change in Control event occurred on February 2, 2019:
	Named Executive Officer
	Mr. Rosenthal	Mr. Bowman	Ms. Pryor	Mr. Briskin
Salary & Bonus (1)
Covered Salary	$862,500	$562,500	$600,000	$487,500
Covered Bonus	458,509	222,150	255,376	149,554
Cash Payout	1,321,009	784,650	855,376	637,054

Equity Awards (2)
Restricted Stock Units	597,729	291,525	329,332	220,495
Stock Options	--	--	--	--
Total Value of Equity	597,729	291,525	329,332	220,495
Total	$1,918,738	$1,076,175	$1,184,708	$857,549

Estimated Payout	$1,918,738	$1,076,175	$1,184,708	$857,549
HIBBETT SPORTS® 2019 Proxy Statement

(1) Covered salary is based on the highest annual rate of base pay paid to each NEO.  Covered bonus is based on a five-year average of bonuses paid to each NEO.

(2) The value of equity awards was calculated on non-vested awards using the closing price of our stock on February 2, 2019 of $16.31.  RSUs were valued at the closing stock price times the number of non-vested shares and do not include unearned PSUs.  There were no unvested stock options outstanding on February 2, 2019.  As of February 2, 2019, the number of non-vested RSUs considered in the calculation above was:

NEO	Non-Vested RSUs
Mr. Rosenthal	36,648
Mr. Bowman	17,874
Ms. Pryor	20,192
Mr. Briskin	13,519

Perquisites and Other Benefits

The Compensation Committee’s philosophy is that NEOs should not be treated differently from the general employee population in the design of their benefits, other than one-time or special benefits provided under broader programs, such as relocation.  The Company’s overall viewpoint is to offer a compensation package that emphasizes long-term contribution and stability rather than extra benefits, particularly benefits not available to our employees, in general.  The NEOs receive the same medical, dental, vision, disability, employee discount, flexible spending options and 401(k) benefits as the broader employee population who qualify.  The perquisites provided to NEOs are also available to other employees, where applicable, and include:

Paid holidays and paid time off (PTO).  We currently allow eight paid holidays.  Based on years of service, our full-time employees can earn up to 28 days of PTO per year.  All our NEOs are eligible for the maximum PTO per year, with the exception of Mr. Bowman who is eligible for 20 days of PTO per year, based on their years of service.

Discount on the Company’s common stock through the Hibbett Sports, Inc. Employee Stock Purchase Plan (ESPP).  All employees, including our NEOs, who have been employed with the Company over one year and work an average of 20 hours per week, qualify for participation in our ESPP.  The ESPP permits employees to purchase our common stock each calendar quarter at a discount of 15.0% off the closing price of the lower of the first day of the calendar quarter or the last day of the calendar quarter.  Mr. Bowman is the only NEO that participates in the ESPP.

Company-paid life insurance.  The Company provides life insurance coverage equal to two times the annual base salary of all full-time employees up to $500,000 with further reductions once an employee reaches age 65 and 70.

Deferred Contribution Benefit Plans.  The Hibbett Sports, Inc. 401(k) Plan is our tax qualified retirement plan where our employees, including our NEOs, are able to make contributions from their cash compensation either pre-tax through various investment options or post-tax through a ROTH option.  We make matching contributions for all participants equal to 100% of the first 3% of eligible compensation and 50% of the next 3% of eligible compensation for a total possible match of 4.5% of the first 6% of eligible compensation.  All of our NEOs participate in the 401(k) Plan.  The Internal Revenue Code limits the amount of compensation that can be deferred under the 401(k) Plan.

We offer our executive officers and other highly compensated employees the opportunity to defer their compensation, including amounts in excess of the tax law limit, under our nonqualified Supplemental 401(k) Plan (Supplemental Plan).  Contributions made under the Supplemental Plan are not matched by the Company.  Balances in the Supplemental Plan are unsecured and at risk, meaning the balances may be forfeited in the event of the Company’s financial distress such as bankruptcy.  The group of employees eligible for this deferral option includes all our NEOs.  Currently, none of our NEOs are making deferrals into the Supplemental Plan.

HIBBETT SPORTS® 2019 Proxy Statement

Executive Voluntary Deferral Plan.  The Company maintains the Hibbett Sports, Inc. Executive Voluntary Deferral Plan (Deferral Plan) which gives key executives of the Company an opportunity to defer, on a pre-tax basis, up to 50% of their base salary and up to 100% of any bonus earned.  All of our NEOs are eligible for participation under this plan.  Currently, none of our NEOs participate in the Deferral Plan.

Flexible Spending Account Plan.  The Company maintains a Flexible Spending Account Plan (FSA) that allows employees to set aside pre-tax amounts for certain out-of-pocket health care and dependent care expenses.  All of our NEOs are eligible for participation under the FSA.  Mr. Rosenthal and Mr. Briskin participated in the FSA in Fiscal 2017.  Currently, none of our NEOs participate in the FSA.

See the Summary Compensation Table and related disclosures for more details on specific perquisites applicable to each NEO.

Equity Ownership

The Compensation Committee has adopted stock ownership requirements for our NEOs.  Within three years of any executive officer’s hire date or promotion to a covered office, whichever is later, the following equity ownership must be maintained in the amounts indicated:

Office Held	Stock Ownership Requirement
Chief Executive Officer, President	Three (3) times base salary
Senior Vice President	One (1) time base salary

Company equity may be in the form of common stock or common stock equivalents such as options, restricted stock, restricted stock units, etc.  Once the ownership requirement is initially achieved, should the executive’s ownership fall below the required level due solely to a price decline in the share price, as opposed to selling of company equity, the executive is granted reasonable, additional time to regain the required equity ownership level.  In verifying the above ownership requirements are achieved, common stock and common stock equivalents are valued based on the closing price of our common stock on the last business day of the fiscal year, and stock options are valued using the Black Scholes method as if the award had been granted on the last day of the fiscal year but using the initial grant date strike price.  As of our fiscal year ended February 2, 2019, all our NEOs had met their stock ownership requirements.

Prohibition on Hedging and Pledging

We have a policy prohibiting our executives and Directors from engaging in hedging and pledging transactions with respect to Company securities.

Trading in Hibbett Sports Inc. Stock Derivatives

It is our policy that our NEOs and Directors may not purchase or sell options on our stock, nor engage in short sales with respect to our common stock.  Also, trading by executives and Directors in puts, calls, straddles, equity swaps or other derivative securities that are directly linked to our stock is strictly prohibited.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of non‑performance‑based compensation in excess of $1 million paid to “covered employees” in any fiscal year. Our “covered employees” include our Chief Executive Officer, our Chief Financial Officer, and the three other most highly compensated named executive officers.  For Fiscal 2018 and prior fiscal years, an exception to Section 162(m) allowed certain compensation that qualified as “performance‑based” to be deducted notwithstanding the $1 million limitation. As noted above, the Compensation Committee has adopted a policy of pay‑for‑performance, and the Compensation Committee took appropriate steps in the past to cause a majority of the performance‑based compensation of covered executive officers to qualify for deductibility under Section 162(m) to the extent consistent with our best interests and the interests of our stockholders.

HIBBETT SPORTS® 2019 Proxy Statement

The Tax Cuts and Jobs Act (2017 Tax Reform Act), enacted in December 2017, eliminated the performance‑based compensation exception under Section 162(m) for Fiscal 2019 and subsequent fiscal years, other than with respect to certain “grandfathered” compensation that is paid pursuant to a written binding contract which was in effect on November 2, 2017 and which was not materially modified after that date. Thus, performance‑based awards outstanding on November 2, 2017 pursuant to a binding written agreement may be exempt from the deduction limit if applicable requirements are met.  In addition, the 2017 Tax Reform Act expanded the group of “covered employees” under Section 162(m) to include our Chief Financial Officer (under prior law, the Chief Financial Officer was not a “covered employee”) and mandated that once an individual is treated as a covered employee for a given year, that individual will be treated as a covered employee for all subsequent years. As a result of these changes in the tax laws, any compensation paid to our covered executive officers in excess of $1 million beginning with Fiscal 2019 generally will not be deductible unless the qualified compensation arrangements were in place as of November 2, 2017.

In Fiscal 2019, the Committee considered the anticipated tax treatment to the Company and the covered executive officers in its review and establishment of compensation programs and payments. While the Compensation Committee considers the deductibility of awards as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the compensation is not deductible for tax purposes.  Further, the Compensation Committee may determine to make changes or amendments to the Company’s existing compensation programs, consistent with the Compensation Committee’s overall compensation program philosophy, in order to revise aspects of our executive compensation programs that were initially designed to comply with Section 162(m) but that may no longer serve as an appropriate incentive measure for our executive officers.

Finally, interpretations of and changes in applicable tax laws and regulations, as well as other factors beyond the control of the Compensation Committee, may affect deductibility of compensation, and there can be no assurance that compensation payable to our executive officers who are covered by Section 162(m) will be deductible in the future. The Compensation Committee will continue to monitor and assess the impact of the amendments to Section 162(m) included in the 2017 Tax Reform Act, and related tax regulations and interpretations, to determine what adjustments to our executive compensation practices, if any, it considers appropriate.

Financial Restatement and Recoupment

The Board has adopted a Recoupment Policy within its Corporate Governance Guidelines which allows the Board, at its discretion, to seek reimbursement of performance-based compensation, including performance-based equity compensation, from any senior executive, including our NEOs, who has engaged in fraud, willful misconduct, recklessness or gross negligence that has caused or otherwise significantly contributed to the need for a material restatement of the Company’s financial statements.  The policy is effective for all performance-based compensation earned after Fiscal 2010.  Bonuses and PSUs are based on achieved financial targets and are determined based on our audited consolidated financial statements.

The Compensation Committee has the discretion to reduce the amount of performance-based compensation payable to our executives and has done so most recently in Fiscal 2016.  A copy of our Corporate Governance Guidelines is available at hibbett.com under “Investor Relations.”

HIBBETT SPORTS® 2019 Proxy Statement

Annual Compensation of Executive Officers

The following table reports amounts paid during the fiscal years ended February 2, 2019, February 3, 2018 and January 28, 2017 to our NEOs, including equity awards that were granted during the year and other benefits that accrued during the fiscal year.

Summary Compensation Table
For the Fiscal Years Ended February 2, 2019, February 3, 2018 and January 28, 2017
(In dollars)
Name and Principal Position	Year (1)	Salary	Stock Awards (2)	Non- Equity Incentive Plan Compen- sation (3)	All Other Compen- sation (4)	TOTAL
Jeffry O. Rosenthal	2019	$575,000	$642,675	$373,750	$12,150	$1,603,575
Chief Executive Officer	2018	$515,000	$641,670	$--	$11,925	$1,168,595
and President	2017	$515,000	$631,260	$373,375	$11,925	$1,531,560

Scott J. Bowman	2019	$375,000	$315,452	$182,813	$12,150	$885,415
Chief Financial Officer and	2018	$340,000	$316,440	$--	$11,925	$668,365
Senior Vice President	2017	$340,000	$312,123	$184,875	$11,925	$848,923

Cathy E. Pryor	2019	$400,000	$336,491	$195,000	$12,150	$943,641
Senior Vice President	2018	$400,000	$372,110	$--	$11,925	$784,035
of Operations	2017	$400,000	$368,235	$217,500	$11,925	$997,660

Jared S. Briskin	2019	$325,000	$273,396	$158,438	$12,150	$768,984
Senior Vice President and	2018	$300,000	$278,350	$--	$11,925	$590,275
Chief Merchant	2017	$300,000	$277,053	$163,125	$11,925	$752,103

Note:  The Summary Compensation Table requires a column for Bonus, Option Awards (which requires the fair market value of options awarded) and Change in Pension Value and Nonqualified Deferred Compensation Dollars (which requires the reporting of “above-market” or “preferential” earnings from nonqualified deferred compensation plans) of which there were none.  Therefore, for presentation purposes, these columns were omitted.

(1)  Hibbett Sports Inc.’s fiscal year ends on the Saturday nearest to January 31 of each year.

(2)  The values set forth in this column reflect PSUs granted to all our NEOs.  The valuation method, in accordance with ASC Topic 718, is based on the closing price of our common stock on the date of grant, without considering an estimate for forfeitures.  The values in the table represent the target number of awards established for each NEO.

PSUs awarded by our Compensation Committee to our NEOs are granted based on a percent of their base salary.  The NEOs could earn less or more than the target amount depending on the level of performance achieved.  The awards could also be forfeited upon failure to achieve the minimum performance target.  The following table sets forth the aggregate grant date fair value for the PSUs awarded assuming the highest level of performance conditions were achieved:

	Fiscal Year
Name	2019	2018	2017
Mr. Rosenthal	$825,330	$1,283,340	$1,262,520
Mr. Bowman	$405,900	$632,880	$624,246
Ms. Pryor	$432,960	$744,220	$736,470
Mr. Briskin	$351,780	$556,700	$554,106
HIBBETT SPORTS® 2019 Proxy Statement

The following table represents the aggregate grant date fair value of the actual restricted stock awards earned based on actual achievement of performance conditions.

	Fiscal Year
Name	2019	2018	2017
Mr. Rosenthal	$134,127	$160,418	$252,504
Mr. Bowman	$65,959	$79,110	$124,849
Ms. Pryor	$70,356	$93,028	$147,294
Mr. Briskin	$57,164	$69,588	$110,821

Some of the awards considered in the table are still subject to a service requirement.  The amounts shown for Fiscal 2019 and Fiscal 2018 include outstanding and unearned awards that are contingent on future performance achievement.

(3)  Non-Equity Incentive Plan Compensation is defined as compensation earned (whether paid during the period or not) based on the achievement of performance criteria that is substantially uncertain at the time it is established and communicated to the executive.

Our executive cash bonuses are comprised of a Company performance component, which is a percent of base salary and based on performance criteria the Compensation Committee feels is substantially uncertain at the time it is established and communicated to the executive.  The criterion established by the Compensation Committee typically requires an improvement on ratios and earnings from the prior year, with consideration in the past few years for significant strategic investments around our omni-channel initiatives and the acquisition of City Gear.  Performance measures are not based on the price of our common stock.  The targeted bonus potential for Fiscal 2019, Fiscal 2018 and Fiscal 2017 was communicated to each executive officer following the March 2018, March 2017 and March 2016 meetings of the Compensation Committee, respectively.

(4)  Other compensation is made up of the incremental cost to us of benefits and other perquisites.  For Fiscal 2019, Fiscal 2018 and Fiscal 2017, other compensation consisted solely of the match under the Company’s 401(k) Plan.

Jeffry O. Rosenthal

Jeffry O. Rosenthal, age 61, has been our Chief Executive Officer and President since March 2010.  Formerly, he served as President and Chief Operating Officer from February 2009 through March 2010 and as Vice President of Merchandising from August 1998 through February 2009.  Prior to joining us, Mr. Rosenthal was Vice President and Divisional Merchandise Manager for Apparel with Champs Sports, a division of Foot Locker, Inc. from 1981 to 1998.

The following table represents the compensation package awarded to Mr. Rosenthal in each of the years presented, regardless of whether ultimately achieved or obtained:

	Fiscal 2019		Fiscal 2018		Fiscal 2017
Salary Component	Dollars or Number of	% to Base Salary	Dollars or Number of	% to Base Salary	Dollars or Number of	% to Base Salary
Base Salary	$575,000		$515,000		$515,000
Non-Equity Incentive Plan Compensation
Company Bonus Target (1)	575,000	100.0%	515,000	100.0%	515,000	100.0%
TOTAL Cash Compensation Potential	$1,150,000	200.0%	$1,030,000	200.0%	$1,030,000	200.0%

Restricted Stock Units (2)	28,500		21,900		18,000

HIBBETT SPORTS® 2019 Proxy Statement

(1)  See “Bonus and Non-Equity Incentive Plan Compensation” for a complete discussion of the Company’s bonus compensation program.  The Company bonuses for Mr. Rosenthal were based on the Company’s EBIT achievements in Fiscal 2019, Fiscal 2018 and Fiscal 2017, respectively.  The actual Company bonus earned by Mr. Rosenthal in each of these years based on the Company’s achievement of its EBIT goal was:

	Bonus Earned	% to Base Salary
Fiscal 2019	$373,750	65.0%
Fiscal 2018	$--	0.0%
Fiscal 2017	$373,375	72.5%

(2) See “Equity Awards” for a complete discussion on equity awards to our NEOs.  In Fiscal 2019, 60% of equity awards to our NEOs were performance-based awards, while the remaining 40% were service-based awards that vest equally over three years.  In Fiscal 2018 and Fiscal 2017, all our equity awards to our NEOs were performance-based awards.

PSUs are earned by achieving the performance goals determined by the Compensation Committee and for all years presented, half of the PSU was based on a short-term performance goal while the other half was based on a long-term performance goal.  The short-term performance goal was established on a one-year achievement based on ROIC with a three-year vesting provision.  The long-term performance goal was established on a three-year achievement based on cumulative EBIT which vests in three years.  The award associated with each performance goal could be forfeited if a minimum goal was not attained or could be earned up to 200% if a maximum goal was attained.

The table below illustrates the total PSUs awarded to Mr. Rosenthal and the number of PSUs he has earned to-date based on achievement of the stated goals:

	Total PSUs Awarded	PSUs Earned Based on ROIC Goal	ROIC Achievement Rate	PSUs Earned Based on EBIT Goal	EBIT Achievement Rate	PSUs Still Subject to EBIT Goal
Fiscal 2019	18,300	5,948	65%	N/A	N/A	9,150
Fiscal 2018	21,900	5,475	50%	N/A	N/A	10,950
Fiscal 2017	18,000	7,200	80%	Forfeit	0%	None

The 9,150 and 10,950 outstanding PSUs are contingent on the achievement of a three-year cumulative EBIT goal for Fiscal 2019 and Fiscal 2018, respectively.  PSUs have cliff vesting provisions of three years from date of grant and upon achievement of performance criteria.

Other Compensation.  Other compensation earned by Mr. Rosenthal is made up of the match under the Company’s 401(k) Plan.  See Perquisites and Other Benefits.

Scott J. Bowman

Scott J. Bowman, age 52, was hired as our Senior Vice President and Chief Financial Officer and Principal Accounting Officer effective July 2012.  Prior to joining us, Mr. Bowman was the Division Chief Financial Officer – Northern Division (Division CFO) of The Home Depot, a large home improvement retailer since June 2006.  Mr. Bowman also served The Home Depot as their Senior Director, Finance – IT from October 2003 through June 2006 prior to his duties as Division CFO.  Prior to his tenure at The Home Depot, he worked in various controller and accounting management positions with Rubbermaid Home Products, a Division of Newell Rubbermaid, Anchor Hocking Glass Company and The Sherwin-Williams Company.

HIBBETT SPORTS® 2019 Proxy Statement

The following table represents the compensation package awarded to Mr. Bowman in each of the years presented, regardless of whether ultimately achieved or obtained:

	Fiscal 2019		Fiscal 2018		Fiscal 2017
Salary Component	Dollars or Number of	% to Base Salary	Dollars or Number of	% to Base Salary	Dollars or Number of	% to Base Salary
Base Salary	$375,000		$340,000		$340,000
Non-Equity Incentive Plan Compensation
Company Bonus Target (1)	281,250	75.0%	255,000	75.0%	255,000	75.0%
TOTAL Cash Compensation Potential	$656,250	175.0%	$595,000	175.0%	$595,000	175.0%

Restricted Stock Units (2)	13,989		10,800		8,900

(1)  See “Bonus and Non-Equity Incentive Plan Compensation” for a complete discussion of the Company’s bonus compensation program.  The Company bonuses for Mr. Bowman were based on the Company’s EBIT achievements in Fiscal 2019, Fiscal 2018 and Fiscal 2017, respectively.  The actual Company bonus earned by Mr. Rosenthal in each of these years based on the Company’s achievement of its EBIT goal was:

	Bonus Earned	% to Base Salary
Fiscal 2019	$182,813	65.0%
Fiscal 2018	$--	0.0%
Fiscal 2017	$184,875	54.4%

(2)  See “Equity Awards” for a complete discussion on equity awards to our NEOs.  In Fiscal 2019, 60% of equity awards to our NEOs were performance-based awards, while the remaining 40% were service-based awards that vest equally over three years.  In Fiscal 2018 and Fiscal 2017, all our equity awards to our NEOs were performance-based awards.

PSUs are earned by achieving the performance goals determined by the Compensation Committee and for all years presented, half of the PSU was based on a short-term performance goal while the other half was based on a long-term performance goal.  The short-term performance goal was established on a one-year achievement based on ROIC with a three-year vesting provision.  The long-term performance goal was established on a three-year achievement based on cumulative EBIT which vests in three years.  The award associated with each performance goal could be forfeited if a minimum goal was not attained or could be earned up to 200% if a maximum goal was attained.

The table below illustrates the total PSUs awarded to Mr. Bowman and the number of PSUs he has earned to-date based on achievement of the stated goals:

	Total PSUs Awarded	PSUs Earned Based on ROIC Goal	ROIC Achievement Rate	PSUs Earned Based on EBIT Goal	EBIT Achievement Rate	PSUs Still Subject to EBIT Goal
Fiscal 2019	9,000	2,925	65%	N/A	N/A	4,500
Fiscal 2018	10,800	2,700	50%	N/A	N/A	5,400
Fiscal 2017	8,900	3,560	80%	Forfeit	0%	None

The 4,500 and 5,400 outstanding PSUs are contingent on the achievement of a three-year cumulative EBIT goal for Fiscal 2019 and Fiscal 2018, respectively.  PSUs have cliff vesting provisions of three years from date of grant and upon achievement of performance criteria.

Other Compensation.  Other compensation earned by Mr. Bowman is made up of the match under the Company’s 401(k) Plan.  See Perquisites and Other Benefits.
HIBBETT SPORTS® 2019 Proxy Statement

Cathy E. Pryor

Cathy E. Pryor, age 56, has been our Senior Vice President of Operations since 2012.  Formerly, she served as Vice President of Operations from 1995 to 2012.  She joined our Company in 1988 serving in areas of increasing responsibility including district manager and Director of Store Operations.

The following table represents the compensation package awarded to Ms. Pryor in each of the years presented, regardless of whether ultimately achieved or obtained:

	Fiscal 2019		Fiscal 2018		Fiscal 2017
Salary Component	Dollars or Number of	% to Base Salary	Dollars or Number of	% to Base Salary	Dollars or Number of	% to Base Salary
Base Salary	$400,000		$400,000		$400,000
Non-Equity Incentive Plan Compensation
Company Bonus Target (1)	300,000	75.0%	300,000	75.0%	300,000	75.0%
TOTAL Cash Compensation Potential	$700,000	175.0%	$700,000	175.0%	$700,000	175.0%

Restricted Stock Units (2)	14,922		12,700		10,500

(1)  See “Bonus and Non-Equity Incentive Plan Compensation” for a complete discussion of the Company’s bonus compensation program.  The Company bonuses for Ms. Pryor were based on the Company’s EBIT achievements in Fiscal 2019, Fiscal 2018 and Fiscal 2017, respectively.  The actual Company bonus earned by Ms. Pryor in each of these years based on the Company’s achievement of its EBIT goal was:

	Bonus Earned	% to Base Salary
Fiscal 2019	$195,000	65.0%
Fiscal 2018	$--	0.0%
Fiscal 2017	$217,500	54.4%

(2)  See “Equity Awards” for a complete discussion on equity awards to our NEOs.  In Fiscal 2019, 60% of equity awards to our NEOs were performance-based awards, while the remaining 40% were service-based awards that vest equally over three years.  In Fiscal 2018 and Fiscal 2017, all our equity awards to our NEOs were performance-based awards.

PSUs are earned by achieving the performance goals determined by the Compensation Committee and for all years presented, half of the PSU was based on a short-term performance goal while the other half was based on a long-term performance goal.  The short-term performance goal was established on a one-year achievement based on ROIC with a three-year vesting provision.  The long-term performance goal was established on a three-year achievement based on cumulative EBIT which vests in three years.  The award associated with each performance goal could be forfeited if a minimum goal was not attained or could be earned up to 200% if a maximum goal was attained.

The table below illustrates the total PSUs awarded to Ms. Pryor and the number of PSUs she has earned based on achievement of the stated goals:

	Total PSUs Awarded	PSUs Earned Based on ROIC Goal	ROIC Achievement Rate	PSUs Earned Based on EBIT Goal	EBIT Achievement ate	PSUs Still Subject to EBIT Goal
Fiscal 2019	9,600	3,120	65%	N/A	N/A	4,800
Fiscal 2018	12,700	3,175	50%	N/A	N/A	6,350
Fiscal 2017	10,500	4,200	80%	Forfeit	0%	None

HIBBETT SPORTS® 2019 Proxy Statement

The 4,800 and 6,350 outstanding PSUs are contingent on the achievement of a three-year cumulative EBIT goal for Fiscal 2019 and Fiscal 2018, respectively.  PSUs have cliff vesting provisions of three years from date of grant and upon achievement of performance criteria.

Other Compensation.  Other compensation earned by Ms. Pryor is made up of the match under the Company’s 401(k) Plan.  See Perquisites and Other Benefits.

Jared S. Briskin

Jared S. Briskin, age 46, was appointed our Senior Vice President and Chief Merchant in September 2014.  Formerly, he served as Vice President/Divisional Merchandise Manager of Footwear and Equipment from March 2010 through September 2014 and Vice President/Divisional Merchandise Manager of Apparel and Equipment from June 2004 through March 2010.  Prior to his appointment to Vice President in 2004, Mr. Briskin held various merchandising positions across multiple categories since joining the Company in April 1998.

The following table represents the compensation package awarded to Mr. Briskin in each of the years presented, regardless of whether ultimately achieved or obtained:

	Fiscal 2019		Fiscal 2018		Fiscal 2017
Salary Component	Dollars or Number of	% to Base Salary	Dollars or Number of	% to Base Salary	Dollars or Number of	% to Base Salary
Base Salary	$325,000		$300,000		$300,000
Non-Equity Incentive Plan Compensation
Company Bonus Target (1)	243,750	75.0%	225,000	75.0%	225,000	75.0%
TOTAL Cash Compensation Potential	$568,750	175.0%	$525,000	175.0%	$525,000	175.0%

Restricted Stock Units (2)	12,124		9,500		7,900

(1)  See “Bonus and Non-Equity Incentive Plan Compensation” for a complete discussion of the Company’s bonus compensation program.  The Company bonuses for Mr. Briskin were based on the Company’s EBIT achievements in Fiscal 2019, Fiscal 2018 and Fiscal 2017, respectively.  The actual Company bonus earned by Mr. Briskin in each of these years based on the Company’s achievement of its EBIT goal was:

	Bonus Earned	% to Base Salary
Fiscal 2019	$158,438	65.0%
Fiscal 2018	$--	0.0%
Fiscal 2017	$163,125	54.4%

(2)  See “Equity Awards” for a complete discussion on equity awards to our NEOs.  In Fiscal 2019, 60% of equity awards to our NEOs were performance-based awards, while the remaining 40% were service-based awards that vest equally over three years.  In Fiscal 2018 and Fiscal 2017, all our equity awards to our NEOs were performance-based awards.

PSUs are earned by achieving the performance goals determined by the Compensation Committee and for all years presented, half of the PSU was based on a short-term performance goal while the other half was based on a long-term performance goal.  The short-term performance goal was established on a one-year achievement based on ROIC with a three-year vesting provision.  The long-term performance goal was established on a three-year achievement based on cumulative EBIT which vests in three years.  The award associated with each performance goal could be forfeited if a minimum goal was not attained or could be earned up to 200% if a maximum goal was attained.

HIBBETT SPORTS® 2019 Proxy Statement

The table below illustrates the total PSUs awarded to Mr. Briskin and the number of PSUs he has earned based on achievement of the stated goals:

	Total PSUs Awarded	PSUs Earned Based on ROIC Goal	ROIC Achievement Rate	PSUs Earned Based on EBIT Goal	EBIT Achievement Rate	PSUs Still Subject to EBIT Goal
Fiscal 2019	7,800	2,535	65%	N/A	N/A	3,800
Fiscal 2018	9,500	2,375	50%	N/A	N/A	4,750
Fiscal 2017	7,900	3,160	80%	Forfeit	0%	None

The 3,800 and 4,750 outstanding PSUs are contingent on the achievement of a three-year cumulative EBIT goal for Fiscal 2019 and Fiscal 2018, respectively.  PSUs have cliff vesting provisions of three years from date of grant and upon achievement of performance criteria.

Other Compensation.  Other compensation earned by Mr. Briskin is made up of the match under the Company’s 401(k) Plan.  See Perquisites and Other Benefits.

Grants of Plan-Based Awards Table

The following table provides additional detail regarding stock options and other equity awards (such as restricted stock and restricted stock units) granted during the last fiscal year and amounts payable under other compensation plans (such as long-term incentive awards that are payable in cash or stock):

Grants of Plan-Based Awards
For the Fiscal Year Ended February 2, 2019

			Estimated Possible Payouts Under Non- quity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units	Fair Value of Equity Award on Date of Grant
Executive	Grant Date	Approval Date (3)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)(4)	($)(5)
Rosenthal	3/27/18	3/20/18	$287,500	$575,000	$1,150,000	9,150	18,300	36,600	10,200	$642,675
Bowman	3/27/18	3/20/18	$140,625	$281,250	$562,500	4,500	9,000	18,000	4,989	$315,452
Pryor	3/27/18	3/20/18	$150,000	$300,000	$600,000	4,800	9,600	19,200	5,322	$336,491
Briskin	3/27/18	3/20/18	$121,875	$243,750	$487,500	3,900	7,800	15,600	4,324	$273,396

Note:  No stock option awards were granted in Fiscal 2019 to our NEOs, therefore the columns applicable to option awards are not presented in this table.

(1) Estimated possible payouts under non-equity incentive plan awards represent the cash bonus subject to performance conditions.  The amounts presented represent the minimum amount that could be earned (threshold) assuming a certain level of required performance under the plan, the target amount awarded and the maximum amount that could be earned.  The entire cash bonus was based on an EBIT goal for Fiscal 2019 for all NEOs listed.  The EBIT goal was achieved at 65% of the target as reflected in the Summary Compensation Table.  See Note 3 under the Summary Compensation Table.

(2) Estimated future payouts under equity incentive plan awards consist of those equity awards with performance conditions.  The amounts presented represent the minimum award (threshold) that could be earned assuming a certain level of required performance under the plan, the target amount that was awarded and the maximum award that could be earned assuming the equity award value when earned equaled the fair value on the date of grant.

HIBBETT SPORTS® 2019 Proxy Statement

The Fiscal 2019 PSUs awarded to the NEOs were tiered with cliff vesting on the third anniversary of the date of grant and contingent on the achievement of specified performance criteria over the next three fiscal years.  Half of the award was based on performance criteria for Fiscal 2019 and was certified by the Compensation Committee as having been achieved at 65%.  The remaining half of the award will be certified, if performance is achieved.

(3)	The approval date represents the date the awards were approved by our Compensation Committee.

(4) All other stock awards or units awarded to the NEOs represent service-based RSUs with graded vesting over the next three fiscal years.

(5) Fair value of equity award on date of grant is determined under the provisions of ASC Topic 718.  All of the equity awards granted to our NEOs in Fiscal 2019 were in the form of RSUs and were valued at the closing price of our common stock on the date of grant or $22.55 on March 27, 2018.

Outstanding Equity Awards at Fiscal Year-End Table

The following table presents information on each outstanding equity award held by our NEOs at the end of our fiscal year ended February 2, 2019, including the number of securities underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and expiration date of each outstanding option:

Outstanding Equity Awards at Fiscal Year-End
For the Fiscal Year Ended February 2, 2019

		Stock Awards
NEO		Number of Units of Stock That Have Not Vested (#)	Market Value of Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested ($)
Mr. Rosenthal	(1)	4,800	78,288	--	--
	(2)	3,025	49,338	--	--
	(3)	7,200	117,432	--	--
	(4)	5,475	89,297	10,950	178,595
	(5)	16,148	263,374	9,150	149,237

Mr. Bowman	(1)	2,250	36,698	--	--
	(2)	1,450	23,650	--	--
	(3)	3,560	58,064	-	-
	(4)	2,700	44,037	5,400	88,074
	(5)	7,689	125,408	4,500	73,395

Ms. Pryor	(1)	2,650	43,222	--	--
	(2)	1,725	28,135	--	--
	(3)	4,200	68,502	--	--
	(4)	3,175	51,784	6,350	103,569
	(5)	8,497	138,586	4,800	78,288

Mr. Briskin	(2)	1,125	18,349	--	--
	(3)	3,160	51,540	--	--
	(4)	2,375	38,736	4,750	77,473
	(5)	6,699	109,261	3,900	63,609

Note:  There are no stock options outstanding for any of our NEOs.  Columns associated with stock options have been omitted for presentation purposes.  All values are shown at the closing price of $16.31 as of February 2, 2019.
HIBBETT SPORTS® 2019 Proxy Statement

(1) Restricted stock units awarded March 18, 2014 under the EIP subject to a Company ROIC goal for Fiscal 2015 subject to a five-year vesting condition.  The performance goal was achieved in Fiscal 2015 for the ROIC goal and represents an achievement of 100% of the award granted for all executives and which will vest on the fifth anniversary of the date of grant or March 18, 2019.

(2) Restricted stock units awarded March 17, 2015 under the EIP subject to a Company ROIC goal for Fiscal 2016 subject to a five-year vesting condition.  The performance goal was achieved in Fiscal 2016 for the ROIC goal and represents an achievement of 50% of the award granted for all executives and which will vest on the fifth anniversary of the date of grant or March 17, 2020.

(3) Restricted stock units awarded March 15, 2016 under the EIP subject to a Company ROIC goal for Fiscal 2017 subject to a three-year vesting condition and a cumulative Company EBIT goal for Fiscal 2017 through Fiscal 2019 subject to a three-year vesting condition.  The performance goal was achieved in Fiscal 2017 for the ROIC goal and represents an achievement of 80% of the award granted for all executives and which will vest on the third anniversary of the date of grant or March 15, 2019.  The performance goal was not achieved for the three-year cumulative EBIT goal and the awards were forfeited.

(4) Restricted stock units awarded March 16, 2017 under the EIP subject to a Company ROIC goal for Fiscal 2018 subject to a three-year vesting condition and a cumulative Company EBIT goal for Fiscal 2018 through Fiscal 2020 subject to a three-year vesting condition.  The performance goal was achieved in Fiscal 2018 for the ROIC goal and represents an achievement of 50% of the award granted for all executives and which will vest on the third anniversary of the date of grant or March 16, 2020.  The achievement for the performance goal for cumulative EBIT has yet to be determined.

(5) Restricted stock units awarded March 27, 2018 under the EIP of which the majority is subject to a Company ROIC goal for Fiscal 2019 subject to a three-year vesting condition and a cumulative Company EBIT goal for Fiscal 2019 through Fiscal 2021 subject to a three-year vesting condition.  The performance goal was achieved in Fiscal 2019 for the ROIC goal and represents an achievement of 65% of the award granted for all executives and which will vest on the third anniversary of the date of grant or March 27, 2021.  The achievement for the performance goal for cumulative EBIT has yet to be determined.

The remainder of the award dated March 27, 2018 is service-based and will vest equally on the first, second and third anniversaries of the date of grant.

Option Exercises and Stock Vested in Fiscal Year 2019

The following table reflects amounts realized by our NEOs on each option that was exercised and each stock award that vested during the year:

	Option Awards		Stock Awards
NEO	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mr. Rosenthal	--	$--	2,525	$58,706
Mr. Bowman	--	$--	1,100	$25,575
Ms. Pryor	--	$--	1,400	$32,550
Mr. Briskin	--	$--	2,288	$50,222

The values shown for restricted stock were calculated by multiplying the number of shares vested by the price of our stock at the end of the business day vested.  These numbers have not been reduced to reflect shares that were withheld to pay taxes and were not issued to the NEO.

HIBBETT SPORTS® 2019 Proxy Statement

Pension Benefits Table

The Pension Benefits Table is intended to disclose the actuarial present value of each NEO’s accumulated benefit under each pension plan, assuming benefits are paid at normal retirement age based upon current levels of compensation.  We do not currently offer a pension benefit plan or defined benefit-type plan arrangement to any of our employees, including our executive officers.  Therefore, this table is not included.

Nonqualified Deferred Compensation

The following table discloses the annual contributions made by our NEOs and Company under nonqualified defined contribution plans during the year:

Nonqualified Deferred Compensation in Fiscal Year 2019 (1)

NEO	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Mr. Rosenthal	$--	$--	$(9,354)	$--	$437,682
Mr. Bowman	$--	$--	$(981)	$--	$44,734
Ms. Pryor	$--	$--	$(1,690)	$--	$128,165
Mr. Briskin	$--	$--	$1,155	$--	$68,518

(1) Amounts set forth in this table reflect amounts deferred and contributed under the Hibbett Sports, Inc. Supplemental 401(k) Plan (Supplemental Plan).

Our Board of Directors adopted the Supplemental Plan for the purpose of supplementing the employer matching contribution and salary deferral opportunity available to highly compensated employees whose ability to receive Company matching contributions and defer salary under our 401(k) Plan has been limited because of certain restrictions applicable to qualified plans.  The nonqualified deferred compensation Supplemental Plan allows participants to defer up to 40% of their compensation.  Since Fiscal 2016, contributions to the Supplemental Plan are not subject to matching provisions.

The Supplemental Plan is administered on a calendar year basis.  Contributions are held in trust and are invested based on the individual’s investment directive.  None of our NEOs contributed to the Supplemental Plan in calendar year 2018.

Future Planning

On March 22, 2019, we announced the planned retirement of our President and Chief Executive Officer, Jeff Rosenthal.  We expect him to remain in his capacity as CEO until a successor is named and to assist in the leadership transition.  In addition, on April 5, 2019, Scott Bowman, our Chief Financial Officer, announced his resignation from the Company effective April 26, 2019.  The Compensation Committee is focused on a search for our next CEO and CFO and with the assistance of Mr. Rosenthal, working towards a seamless transition of leadership.  The Compensation Committee will determine the compensation of the successor CEO and any interim or permanent CFO at the time of the hiring or promotion of such officer.

HIBBETT SPORTS® 2019 Proxy Statement

For Fiscal 2020, the Compensation Committee established short-term (cash) and long-term (equity) incentive target bonuses and performance goals for its NEOs, consistent with past practices.  The Compensation Committee also elected to increase base pay compensation for three of our NEOs for Fiscal 2020.  The Committee elected not to increase the base salary of Mr. Rosenthal or set incentive goals as he announced his planned retirement at the time the Committee was setting Fiscal 2020 compensation.  Mr. Bowman’s announced resignation was made after the executive compensation packages had been set.  Base salaries for our NEOs for Fiscal 2020 are effective as of March 17, 2019 and are as follows:

NEO	Base Pay	Bonus Goal (% of Base Pay)	Equity Goal (% of Base Pay)
Mr. Rosenthal	$575,000	None	None
Mr. Bowman	$385,000	75%	75%
Ms. Pryor	$405,000	75%	75%
Mr. Briskin	$330,000	75%	75%

Fiscal 2020 Short-Term Incentive (Cash Bonus)

Consistent with the bonus structure of Fiscal 2019, the Company performance goal for Fiscal 2020 is based on EBIT.  The Compensation Committee believes that it was in the Company’s best interest to base all eligible NEO cash bonuses on Company performance.  The bonus, based on the percentage EBIT achieved in Fiscal 2020, can range from a payout of 0.0% to 200.0% of the target award.

Individual goals are used to evaluate executives annually and are considered in connection with the determination of base salary for each NEO.  The performance appraisals for our Senior Vice Presidents are conducted by our CEO and the performance appraisal for our CEO is performed by the Compensation Committee.  All the performance appraisals are reviewed by the Compensation Committee and considered when determining each NEO’s compensation package.  All incentive bonuses were established under the Bonus Plan.

Fiscal 2020 Long-Term Incentive (Equity Awards)

For Fiscal 2020, the Compensation Committee awarded a mix of performance-based and service-based restricted stock units.  The performance-based units represent 60% of the overall equity award and will cliff vest in three years, if earned.  The service-based units represent 40% of the overall equity award and vest equally over three years beginning on the first anniversary of the date of grant.  Each eligible NEO received a total award based on 75.0% of their base salary.  The PSU awards were based on 80% of the 30-day trailing average of our stock price as of March 21, 2019.  The RSU awards were based on the closing price of our stock of $18.04 on March 21, 2019.  The Compensation Committee may exercise negative discretion on all performance-based compensation.

Consistent with Fiscal 2019, the Compensation Committee approved a tiered structure for the award of performance-based restricted stock units for Fiscal 2020.  The PSU awards are separated into two stand-alone grants, each based on a specific performance target.  Half of the award is subject to a ROIC goal for Fiscal 2020 and, if achieved, will cliff vest three years from the date of grant.  The remaining half is subject to the achievement of a cumulative EBIT goal for Fiscal 2020 through Fiscal 2022.  If achieved, the awards will cliff vest three years from the date of grant.  The achievement or failure to achieve any of the goals does not affect the ability to achieve the other goal.  For both awards, the percentage of units that vest depends on the percentage of each goal achieved at the end of the performance period and can range from 0.0% to 200.0% of the target award.

HIBBETT SPORTS® 2019 Proxy Statement

Chief Executive Officer (CEO) Pay Ratio Disclosure

Pursuant to Item 402(u) of Regulation S-K, the SEC requires the Company to disclose annually:
(i)	the median of the annual total compensation of all employees of the Company (excluding Mr. Rosenthal, the Company’s chief executive officer);
(ii)	the annual total compensation of Mr. Rosenthal; and
(iii)	the ratio of Mr. Rosenthal’s annual total compensation to the median annual total compensation of all employees (excluding Mr. Rosenthal).

Based on the methodology and material assumptions described below, we have estimated these amounts for Fiscal 2019 as follows:

Median annual total compensation of all employees (excluding Mr. Rosenthal)	$5,939
Annual total compensation of Mr. Rosenthal (as reported in the Summary Compensation Table)	$1,603,575
Ratio of Mr. Rosenthal’s annual total compensation to median annual total of all other employees	270:1

We identified our median employee from our employee population as of December 19, 2018 who had compensation in the 12-month period ended December 31, 2018.  On that date, we had 9,342 employees, all of whom were employed in the United States.  Of the 9,342 employees, approximately 66% were considered part-time or seasonal employees.  To determine our median employee, we chose taxable compensation for federal income tax purposes (W-2 income) using our payroll records for the 12-month period ended December 31, 2018 as our consistently applied compensation measure (CACM).

We did not include the value of non-taxable Company-provided benefits such as medical and life insurance benefits in the determination of taxable compensation; nor did we annualize the compensation of full-time and part-time permanent employees who were employed on December 19, 2018 but did not work for us the entire fiscal year.

We sorted our employee population (excluding our CEO) using this methodology and selected the employee with the median taxable compensation.  Our median employee was a part-time store associate whose total annual compensation for Fiscal 2019 was $5,939.

The pay ratio described above is a reasonable estimate calculated in a manner consistent with SEC rules and the methodology described above.  The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices.  As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

In addition to the pay ratio required by the SEC’s rules, we are also providing a supplemental pay ratio that excludes all part‑time, temporary and seasonal employees of the Company from the determination of our median employee and the calculation of the annual total compensation of our median employee. Our large population of part‑time, temporary and seasonal employees has the effect of lowering the annual total compensation for our median employee. We believe that a pay ratio that uses only full‑time employees as of December 19, 2018 (excluding the Chief Executive Officer) for purposes of determining our median employee provides a more representative comparison of the Chief Executive Officer’s annual total compensation to the median employee’s annual total compensation.

We identified the median employee for purposes of the supplemental pay ratio using the same methodology as the required pay ratio. Applying this methodology to our full‑time employees at December 19, 2018, we determined that our median employee in Fiscal 2019 was a full‑time store associate with annual total compensation in the amount of $22,016. As a result, the ratio of the annual total annual compensation of the Chief Executive Officer for Fiscal 2019, as reported in the Summary Compensation Table, to the median full‑time employee’s total annual compensation for Fiscal 2019, was estimated to be 73:1.

HIBBETT SPORTS® 2019 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information concerning the beneficial ownership of the Company’s common stock as of April 2, 2019, by each person (or group with the meaning of Section 13(d)(3) of the Exchange Act) known by the Company to own beneficially more than five percent of the Company’s common stock.

Name and Address of 5% Beneficial Owners	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
BlackRock, Inc. (3) 55 East 52nd Street New York, NY 10055	2,729,250	14.9%
Dimensional Fund Advisors LP (4) Building One 6300 Bee Cave Road Austin, TX 78746	1,575,923	8.6%
FMR LLC (5) 245 Summer Street Boston, MA 02210	1,325,662	7.2%
The Vanguard Group (6) 100 Vanguard Blvd. Malvern, PA 19355	1,203,150	6.5%
Renaissance Technologies Holdings Corporation (7) 800 Third Avenue New York, NY 10022	1,184,344	6.4%
D.E. Shaw & Co., L.P. (8) 1166 Avenue of the Americas, 9th Floor New York, NY 10036	930,920	5.1%

(1) As used in this table “beneficial ownership” means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security.  A person is deemed as of any date to have “beneficial ownership” of any security that such person has a right to acquire within 60 days.  Any such security is deemed to be outstanding for purposes of calculating the ownership percentage of such person but is not deemed to be outstanding for purposes of calculating the ownership percentage of any other person.  Information in the table is based on Schedule 13G or 13G/A filings reporting beneficial ownership as of December 31, 2018.

(2) Percent of class is based on 18,384,835 shares of Company common stock outstanding at April 2, 2019.

(3) Shares over which BlackRock, Inc., registered investment advisor, has discretionary authority to buy, sell and vote, as reported in its Schedule 13G/A filed with the SEC on January 28, 2019.

(4) Shares over which Dimensional Fund Advisors LP, registered investment advisor, has discretionary authority to buy, sell and vote, as reported in its Schedule 13G/A filed with the SEC on February 8, 2019.

(5) Shares over which FMR LLC, registered investment advisor, has discretionary authority to buy, sell and vote, as reported in its Schedule 13G/A filed with the SEC on February 13, 2019.

(6) Shares over which The Vanguard Group, Inc., registered investment advisor, has discretionary authority to buy, sell and vote, as reported in its Schedule 13G/A filed with the SEC on February 12, 2019.

(7) Shares over which Renaissance Technologies Holdings Corporation, registered investment advisor, has discretionary authority to buy, sell and vote, as reported in its Schedule 13G filed with the SEC on February 12, 2019.

(8) Shares over which D.E. Shaw & Co., L.P., registered investment advisor, has discretionary authority to buy, sell and vote, as reported in its Schedule 13G filed with the SEC on April 1, 2019.
HIBBETT SPORTS® 2019 Proxy Statement

Security Ownership of Directors and Executive Officers

The following table sets forth certain information concerning the beneficial ownership of our common stock as of April 2, 2019, by (i) each director or nominee (each of whom is currently a director), (ii) each of our NEOs and (iii) all current directors and executive officers as a group.

	Number of Shares or Units
Beneficial Owner	Common Stock	Stock Equivalent Units	Options Exercisable Within 60 Days	Total Percent of Class
Jane F. Aggers	15,892	11,714	19,073	*
Scott J. Bowman	15,811	--	--	*
Jared S. Briskin	4,508	--	--	*
Anthony F. Crudele	19,561	9,978	--	*
Karen S. Etzkorn	--	16,337	--	*
Terrance G. Finley	--	--	76,002	*
James A. Hilt	--	5,543	27,733	*
Michael J. Newsome	40,949	18,942	--	*
Ralph T. Parks	32,780	--	5,000	*
Cathy E. Pryor	12,673	--	--	*
Jeffry O. Rosenthal	95,097	--	--	*
Alton E. Yother	--	21,780	15,000	*

All Directors and Executive Officers as a Group (12 Persons)	237,271	84,294	142,808	2.5%
* Less than one percent (1.0%)

As used in this table, “beneficial ownership” means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security.  Total percent of class is based on 18,384,835 shares of Company common stock outstanding at April 2, 2019.  A person is deemed as of any date to have “beneficial ownership” of any security that such person has a right to acquire within 60 days.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE, RELATED PERSON TRANSACTIONS AND LEGAL PROCEEDINGS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and certain of our officers to file reports of stock ownership and changes in ownership (Forms 3, 4 and 5) in Hibbett Sports, Inc. shares with the SEC.  Based solely upon a review of copies of Forms 3, 4 and 5 for the fiscal year ended February 2, 2019, we believe that all our executive officers, Directors and other Section 16 officers complied with all filing requirements on a timely basis.

Related Person Transactions

We have written procedures in place to identify material related party transactions, including a quarterly survey of senior management and other key employees.  Potential related party transactions and relationships are evaluated quantitatively and qualitatively.  Quarterly, as part of our Sarbanes-Oxley compliance, we consider all potential related party transactions and potential conflicts of interest.  Information is gathered and maintained by our Vice President and Chief Accounting Officer and is communicated quarterly to the Audit Committee.  Annually, a detailed Director and Officer’s (D&O) Questionnaire, is prepared and distributed to all Directors and executive officers.  The D&O Questionnaire is certified by the Director or executive officer and reviewed by our General Counsel and/or Company counsel.

HIBBETT SPORTS® 2019 Proxy Statement

As prescribed in their Board-approved charter, the Audit Committee is responsible for reviewing and approving all related party transactions that are required to be disclosed under Item 404 of Regulation S-K.  In addition, the Audit Committee and Board review related party transactions to ensure that prescribed levels of materiality are not violated, and independent judgment is not adversely affected.

The Company leases one store under a lease arrangement with AL Florence Realty Holdings 2010, LLC, a wholly-owned subsidiary of Books-A-Million, Inc., (BAMM).  One of our Directors, Terrance G. Finley, is an executive officer of BAMM.  Minimum annual lease payments are $0.1 million, if not in co-tenancy and the lease termination date is February 2022.  In Fiscal 2019, Fiscal 2018 and Fiscal 2017, minimum annual lease payments were $0.1 million.  Minimum annual lease payments remaining under this lease at February 2, 2019 were $0.3 million.  We believe that the terms of this lease are comparable to, or more favorable than the terms that would have been obtained in an arms-length transaction with an unaffiliated party.  The lease was filed as Exhibit 10.1 to our Annual Report on Form 10-K filed with the SEC on March 26, 2012.

The Board of Directors has determined that the relationship described above does not prejudice the independence of Mr. Finley as defined by the listing standards of the NASDAQ Stock Market.  The Company did not have any loans or extensions of credit outstanding to any of its Directors or executive officers during Fiscal 2019.

Legal Proceedings

As of the date of this filing, we are not aware of any pending legal proceedings in which any of our executive officers or members of our Board of Directors may have a material interest adverse to the Company.

AUDIT MATTERS

Audit Committee Report

The primary purpose of the Audit Committee is to assist the Board of Directors in its oversight of all material aspects of the accounting and financial reporting processes, internal controls and internal audit function of the Company, including its compliance with Section 404 of the Sarbanes-Oxley Act of 2002.  Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls and disclosure controls and procedures.  The Audit Committee appoints and oversees the qualifications of the Company’s independent registered public accounting firm.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s evaluation of the Company’s system of internal control over financial reporting included in the Annual Report on Form 10-K with management and with the independent registered public accounting firm.  The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements.   The Audit Committee discussed with KPMG LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301 (Communications with Audit Committees).

In addition, the Audit Committee has discussed with the independent registered public accounting firm their independence from management and our Company.  The Audit Committee has received all written disclosures and letters from KPMG LLP required by the Public Company Accounting Oversight Board and discussed with KPMG LLP their independence.  The Audit Committee also considered the compatibility of non-audit services with the independent registered public accounting firm’s independence.

The Audit Committee met with KPMG LLP, with and without management present, to discuss the results of its examinations, its evaluations of our internal controls and the overall quality of our financial reporting.

HIBBETT SPORTS® 2019 Proxy Statement

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 2, 2019 for filing with the Securities and Exchange Commission.

Submitted by the members of the Audit Committee of the Company’s Board of Directors:

Alton E Yother, Chair; Jane F. Aggers;
Karen S. Etzkorn; James A Hilt; Ralph T. Parks

The Audit Committee report does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

The Audit Committee of the Company’s Board of Directors is comprised of independent Directors as required by the listing standards of the NASDAQ Stock Market.  The Audit Committee operates pursuant to a written Charter adopted by the Board of Directors and is available at hibbett.com under “Investor Relations.”

Fees Paid to Independent Registered Public Accounting Firm

The following table presents the aggregate fees billed by KPMG LLP for professional services rendered in connection with the integrated audit of our annual consolidated financial statements set forth in our Annual Report on Form 10-K for the fiscal years ended February 2, 2019 and February 3, 2018, and the review of our quarterly condensed consolidated financial statements set forth in our Quarterly Reports on Form 10-Q for each of our quarters during the two fiscal years then ended, as well as fees paid to KPMG LLP for audit-related work:

	Fiscal Year
	2019	2018
Audit fees	$1,119,773	$573,000
Audit-related fees	42,000	40,000
Tax fees	--	--
All other fees	--	--
Total fees paid to KPMG LLP	$1,161,773	$613,000

Audit Fees.  Audit fees represent fees and out-of-pocket expenses for professional services provided in connection with the audit of our consolidated financial statements, including audit of the internal control over financial reporting, the review of our quarterly condensed consolidated financial statements and audit services provided in connection with other statutory or regulatory filings.

Audit-Related Fees.  Audit-related fees represent fees for assurance and related services that are traditionally performed by the independent registered public accounting firm, including fees related to employee benefit plan audits.

Tax Fees.  Tax fees typically include fees in the areas of tax compliance, tax planning and tax consultation.  We do not generally request such services from our independent registered public accounting firm.

Other Fees.  None.

Policy on Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee is responsible for approving services and fees and overseeing the work of the independent registered public accounting firm (Auditors).  The Audit Committee has established pre-approval policies and procedures for all audit and permissible non-audit services provided by the Auditors.
HIBBETT SPORTS® 2019 Proxy Statement

Prior to engagement of the Auditors for the next year’s audit, a list of services and related fees expected during that year is presented to the Audit Committee for approval.  The Audit Committee pre-approves these services, and the fees are budgeted.  During the year, circumstances may arise when it may become necessary to engage the Auditors for additional services not contemplated in the original pre-approved budget.  In those instances, the Audit Committee requires specific pre-approval before engaging the Auditors.  The Audit Committee may delegate pre-approval authority to one or more of its members.  The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the services rendered by our Auditors during our most recent fiscal year are compatible with maintaining their independence.  Our Auditors did not perform any services that were not related to audit functions.

PROPOSAL NUMBER 2

RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We seek stockholder input into the selection of the independent registered public accounting firm (Independent Auditors).  The firm of KPMG LLP (KPMG) has been selected by the Audit Committee to be our Independent Auditors for Fiscal 2020.

Although we are not required to seek stockholder approval of this selection, the Board has determined it to be sound corporate governance practice to submit the selection of the Independent Auditors to a non-binding vote of our stockholders.  The results of such vote could provide the Audit Committee with useful information about stockholder views on the Audit Committee’s choice of the Independent Auditors.  If our stockholders disapprove of the selection of KPMG, the Audit Committee will investigate the possible basis for the negative vote and will reconsider the selection of KPMG for the fiscal year ending January 30, 2021, since it would be impracticable to replace our independent auditors so late in our current fiscal year.

Accordingly, we present the following advisory proposal for stockholder approval:

“Resolved, that the stockholders ratify the selection of KPMG as the Company’s Independent Auditors for Fiscal 2020.”

Representatives of KPMG are expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they so desire.  The Audit Committee selected KPMG as our Independent Auditors for Fiscal 2020 at their March 19, 2019 meeting.

Vote Required

The proposed resolution will be deemed approved at the meeting, so long as a quorum is present, if it receives the affirmative vote of a majority of the shares of our common stock present, in person or by proxy, at the Annual Meeting and entitled to vote.  Abstentions shall have the effect of a vote against the proposal.  A broker or other nominee may generally vote on routine matters and, therefore, no broker non-votes are expected in connection with this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

HIBBETT SPORTS® 2019 Proxy Statement

PROPOSAL NUMBER 3

APPROVAL OF EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act of 1934 requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.  The Company asks that you cast an advisory vote FOR the compensation of the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K on pages 38 to 47.

The Board of Directors is asking you to cast a non-binding advisory vote on the following resolution:

“RESOLVED, that the stockholders of Hibbett Sports, Inc. (Company) approve the compensation of the Company’s executive officers named in the Summary Compensation Table, as disclosed in the Proxy Statement for the 2019 Annual Meeting of the Company’s stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the executive compensation tables and the related footnotes and narrative accompanying the tables).”

The Compensation Discussion and Analysis, beginning on page 25, describes the Company’s executive compensation programs and the compensation decisions made by the Compensation Committee and the Board of Directors in Fiscal 2019 with respect to the Chief Executive Officer and the other officers named in the Summary Compensation Table on page 38 (referred to as the “Named Executive Officers”).  As described in detail in the Compensation Discussion and Analysis and highlighted in the section captioned “Executive Summary,” the key principle underlying the Compensation Committee’s compensation philosophy is pay for performance.  Of the total compensation awarded to the Company’s Named Executive Officers in Fiscal 2019, approximately 50% is performance-based, with incentive award payouts varying based on the Company’s business performance for both the cash bonus potential and equity award potential.  We believe basing incentive payments on Company performance goals that are both short-term and long-term, promotes strong and consistent performance year after year.

For this reason, the Board is asking you to support this proposal.  Because your vote is advisory, it will not be binding on the Board.  However, the Board and the Compensation Committee will review the voting results in their entirety and take them into consideration when making future decisions regarding executive compensation.

Approval

So long as a quorum is present, the affirmative vote of a majority of the shares of our common stock present, in person or by proxy, at the Annual Meeting and entitled to vote is required to approve this non-binding proposal.  Abstentions shall have the effect of a vote against the proposal.  Although broker non-votes will be treated as present for purposes of determining whether there is a quorum, broker non-votes will not be counted for purposes of determining the number of votes present and entitled to vote with respect to the proposal and will not otherwise affect the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THIS PROXY STATEMENT.

HIBBETT SPORTS® 2019 Proxy Statement

OTHER BUSINESS

Our Board of Directors knows of no other matters to be brought before the 2019 Annual Meeting other than as described in this Proxy Statement.  However, if any other matters are properly brought before the meeting, the proxies named on the proxy card, or their substitutes, if any, will vote in accordance with their best judgment on such matters.

Submission of Stockholder Proposals for the 2019 Annual Meeting of Stockholders

How can stockholders submit a proposal for inclusion in our Proxy Statement for the 2019 Annual Meeting of Stockholders?  To be included in our Proxy Statement for the 2020 Annual Meeting, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and be received at our corporate offices no later than December 30, 2019.

How can stockholders submit proposals to be raised at the 2020 Annual Meeting that will not be included in our Proxy Statement for the 2019 Annual Meeting?  To be raised at the 2020 Annual Meeting, stockholder proposals must comply with our Bylaws.  Our Bylaws provide that written notice of a stockholder proposal (other than a nomination proposal) must be received not less than 120 days, nor more than 150 days before the first anniversary of the date of the Company’s Proxy Statement in connection with the prior Annual Meeting of Stockholders.  Since this Proxy Statement is being mailed to you on or about April 23, 2019, stockholder proposals must be received at our principal executive offices between November 25, 2019 and December 30, 2019 in order to be raised at our 2020 Annual Meeting (assuming the date of such meeting does not change by more than 30 days from the anniversary date of this year’s Annual Meeting).

What if the date of the 2020 Annual Meeting is advanced or delayed by a certain period of time after the anniversary of this year’s Annual Meeting?  Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, if the date of the 2020 Annual Meeting changes by more than 30 days from the anniversary date of this year’s Annual Meeting, to be included in next year’s Proxy Statement, stockholder proposals must be received by us within a reasonable time before our solicitation is made.

However, under our Bylaws, if the date of the 2020 Annual Meeting has changed by more than 30 days prior to the anniversary date of this year’s Annual Meeting, stockholder proposals to be brought before the 2020 Annual Meeting must be delivered not less than 90 days before the date of the 2020 Annual Meeting.

Does a stockholder proposal require specific information?  In accordance with our Bylaws, each written notice related to stockholder proposals must contain a complete list of all matters intended to be brought before the meeting.  In addition, a brief description of any proposal, and the complete text of any resolutions to be presented, including the reasons for making a proposal must be contained in the notice.  Certain informational requirements regarding proposing stockholders and any beneficial owner on whose behalf a stockholder proposal is made must also be included.  Please refer to our Bylaws, which were filed as Exhibit 3.2 to our Current Report on Form 8-K on June 3, 2010, for a more detailed description regarding these procedures.

Can stockholders make nominations for the election of directors?  Nominations for the election of directors may be made by any stockholder entitled to vote in the election of directors generally, provided that the notice requirements contained in our Bylaws are met.  For the 2020 Annual Meeting, written notice regarding such nominations must be made at least 120 days in advance of such meeting.  Certain informational requirements regarding nominating stockholders and any beneficial owner on whose behalf a nomination is made will apply.  Stockholder nominee information must be provided, including, but not limited to, that which would be required by the federal securities laws in connection with the solicitation of proxies and any related party transactions or arrangements occurring within the past three years that each nominee has had or has with the nominating stockholder or any beneficial owner on whose behalf the nomination is made.  Please refer to our Bylaws, which were filed as Exhibit 3.2 to our Current Report on Form 8-K on June 3, 2010, for a more detailed list of the requirements related to the submission of stockholder nominations.

HIBBETT SPORTS® 2019 Proxy Statement

What happens if we receive a stockholder proposal that is not in compliance with the time frames described above? If we receive notice of a matter to come before the 2020 Annual Meeting that is not in accordance with the deadlines described above, we will use our discretion in determining whether or not to bring such matter before the 2020 Annual Meeting.  If such matter is brought before that meeting, then our proxy card for such meeting will confer discretionary authority upon the named proxies to vote on such matter.

Where should stockholder proposals be sent?  Stockholder proposals (including those related to nominations) should be sent to Elaine V. Rodgers, Corporate Secretary, at our corporate offices located at 2700 Milan Court, Birmingham, Alabama 35211 by the appropriate deadlines set forth above.

Availability of Annual Report on Form 10-K

This Proxy Statement is being mailed to stockholders together with our Annual Report on Form 10-K for the fiscal year ended February 2, 2019, as filed with the Securities and Exchange Commission, and is further available upon request of any stockholder.  The exhibits to the Form 10-K will be furnished upon request and payment of the cost of reproduction.  Such written request should be directed to Investor Relations, 2700 Milan Court, Birmingham, Alabama 35211.  Our SEC filings are also available on our website at hibbett.com under the heading “Investor Relations.”

By Order of the Board of Directors

Elaine V. Rodgers
Secretary
HIBBETT SPORTS® 2019 Proxy Statement

HIBBETT SPORTS, INC.

VOTE BY INTERNET – www.investorvote.com/HIBB
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Central Time, on May 22, 2019.  Follow the steps outlined on the secured website.

VOTE BY TELEPHONE – 1-800-652-VOTE (8683)
Within the United States, Canada & Puerto Rico, you may vote any time on a touch tone telephone by calling the number above up until 11:59 p.m., Central Time, on May 22, 2019.  There is NO CHARGE to you for the call.  Follow the instructions provided by the recorded message.

VOTE BY MAIL
Mark, sign and date the proxy card or voting instruction card and return it in the prepaid envelope.  If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the Board of Directors.

If you are a stockholder of record, and the prepaid envelope is missing, please mail your completed proxy card to Proxy Services, c/o Computershare, P.O. Box 30202, College Station, TX 77842.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED BY INTERNET OR TELEPHONE,
▼FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE▼
---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
A  Proposals ---The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 and 3.

		For	Against	Abstain		For	Against	Abstain
1.	Election of Class I Directors:

	01 – Jane F. Aggers				02 – Karen S. Etzkorn

	For	Against	Abstain

03 – Alton E. Yother

		For	Against	Abstain			For	Against	Abstain

2.	Ratification of the selection of KPMG LLP as				3.	Say on Pay - Approval, by non-binding advisory
	the Independent Registered Public Accounting					vote, of the compensation of our named
	Firm for Fiscal 2020.					executive officers.

The undersigned hereby authorize(s) the Company’s designated proxies to vote, in their discretion, on any other business as may come before the Annual Meeting and any adjournments or postponements thereof.

B  Non-Voting Items
Change of Address --- Please print your new address below.

C  Authorized Signatures --- This section must be completed for your vote to be counted. --- Date and Sign Below
Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within box	Signature 2 – Please keep signature within box
/ /

IMPORTANT:  Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.
HIBBETT SPORTS® 2019 Proxy Statement

IF YOU HAVE NOT VOTED BY INTERNET OR TELEPHONE,
▼FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE▼
--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

Proxy – HIBBETT SPORTS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 23, 2019

The undersigned hereby constitutes and appoints David M. Benck and Elaine V. Rodgers, or either of them, with full power to act alone, and with full power of substitution, as proxies to vote all of the shares of Common Stock of Hibbett Sports, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at the principal executive offices of Hibbett Sports, Inc., 2700 Milan Court, Birmingham, Alabama 35211, on Thursday, May 23, 2019, at 11:00 a.m. Central Time, and at any adjournments or postponements thereof, upon the matters listed on the reverse side, as more fully set forth in the Proxy Statement, and for the transaction of such other business as may properly come before the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3. THE PROXY HOLDERS WILL VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

YOU ARE ENCOURAGED TO MARK YOUR VOTE IN THE APPROPRIATE BOXES ON THE REVERSE SIDE OF THIS PROXY, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.  THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS PROXY.

(Continued, and to be signed, on Reverse Side.)

HIBBETT SPORTS® 2019 Proxy Statement